EXHIBIT 99.1

Subject to Completion, Dated                     , 200

PROSPECTUS SUPPLEMENT

(To Prospectus dated             , 200    )

$

(Approximate)

FBRSI Trust 200    -

Asset-Backed Pass-Through Certificates, Series 200    -

FBRSI Trust 200    -    ,

Issuer

FBR Securitization, Inc.,

Depositor

Consider carefully the risk factors beginning on page [S-8] of this prospectus supplement and page 8 in the accompanying prospectus.

The certificates will represent obligations of your trust only and will not represent interests in or obligations of FBR Securitization, Inc., or any of its affiliates. Neither the certificates nor the underlying assets are insured or guaranteed by any governmental agency or instrumentality. Unless expressly provided in this prospectus supplement, your certificates are not insured or guaranteed by any person.

This prospectus supplement may be used to offer and sell any series of certificates only if accompanied by the prospectus for that series.

The trust will issue              classes of certificates which will represent the entire beneficial interest in the trust. The following classes of certificates are offered by this prospectus supplement and the accompanying prospectus:

Class	Original Principal Balance	Principal Type	Interest Type

The classes of certificates offered by this prospectus supplement are listed, together with their initial class principal amounts (or class notional principal amounts) and pass-through rates, under “FBRSI Trust 200    -     Term Sheet” beginning on page S-1 of this prospectus supplement. This prospectus supplement and the accompanying prospectus relate only to the offering of the certificates listed in the table on page S-1 and not to the other classes of certificates that will be issued by the trust as described in this prospectus supplement.

The assets of the trust will primarily consist of a pool of [mortgage loans] [home equity loans] [apartment cooperative loans] [manufactured housing installment sales contracts and installment loan agreements] [mortgage pass-through certificates]. [The trust also will hold cash for the purchase of additional assets on or before             , 200    .]

The certificates offered by this prospectus supplement will be purchased by                     , as the underwriter[s], from FBR Securitization, Inc. and are being offered from time to time for sale to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. See “Underwriting” in this prospectus supplement. Proceeds to the depositor with respect to the offered certificates are expected to be approximately             %, before deducting expenses payable by the depositor estimated at $                    .

Delivery of the certificates will be made only in book-entry form on or about                              , 200_. The first monthly distribution date will be                              , 200    .

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the certificates or determined that this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

[Logo[s] of

Underwriter[s]]

The date of this prospectus supplement is                              , 200    .

Important notice about information presented in this

prospectus supplement and the accompanying prospectus:

We provide information to you about the certificates offered by this prospectus supplement in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your certificates; and (2) this prospectus supplement, which describes the specific terms of your certificates.

If information varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We have filed preliminary information regarding your trust’s assets and your certificates with the Securities and Exchange Commission. The information contained in this prospectus supplement and the accompanying prospectus supersedes all of that preliminary information.

We are not offering the certificates in any state where the offer is not permitted. We do not claim that the information in this prospectus supplement and the accompanying prospectus is accurate as of any date other than the dates stated on their respective covers.

After the initial distribution of the certificates offered by this prospectus supplement, this prospectus supplement and the accompanying prospectus may be used by the underwriter[s] in connection with market making transactions in those certificates. These transactions will be at market prices at the time of sale and not at the prices of the initial offering.

Dealers will deliver a prospectus supplement and prospectus when acting as underwriter[s] of the certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the certificates will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.

This prospectus supplement and the accompanying prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933. Specifically, forward-looking statements, together with related qualifying language and assumptions, are found in the materials, including tables, under the headings “Risk Factors” and “Yield, Prepayment and Weighted Average Life Considerations” in this prospectus supplement. Forward-looking statements are also found in other places throughout this prospectus supplement and the prospectus, and may be identified by accompanying language, including “expects,” “intends,” “anticipates,” “estimates” or analogous expressions, or by qualifying language or assumptions. These statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results or performance to differ materially from the forward-looking statements. These risks, uncertainties and other factors include, among others, general economic and business conditions, competition, changes in political, social and economic conditions, regulatory initiatives and compliance with governmental regulations, customer preference and various other matters, many of which are beyond the control of the depositor, the seller, the master servicer, the servicer or any of their affiliates. These forward-looking statements speak only as of the date of this prospectus supplement. The depositor expressly disclaims any obligation or undertaking to distribute any updates or revisions to any forward-looking statements to reflect changes in the depositor’s expectations with regard to those statements or any change in events, conditions or circumstances on which any forward-looking statement is based.

We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following tables of contents provide the pages on which these captions are located.

Table of Contents

Prospectus Supplement

Table of Contents

Prospectus

Page
SUMMARY OF PROSPECTUS	[-	]
RISK FACTORS	[-	]
THE DEPOSITOR	[-	]
USE OF PROCEEDS	[-	]
DESCRIPTION OF THE SECURITIES	[-	]
MATURITY, PREPAYMENT AND YIELD CONSIDERATIONS	[-	]
THE TRUSTS	[-	]
CREDIT ENHANCEMENT	[-	]
ORIGINATION AND SALE OF ASSETS	[-	]
SERVICING OF THE ASSETS	[-	]
CERTAIN TERMS OF THE POOLING AND SERVICING AGREEMENT AND THE INDENTURE	[-	]
CERTAIN LEGAL ASPECTS OF THE ASSETS	[-	]
MATERIAL FEDERAL INCOME TAX CONSEQUENCES	[-	]
STATE TAX CONSIDERATIONS	[-	]
ERISA CONSIDERATIONS	[-	]
LEGAL INVESTMENT CONSIDERATIONS	[-	]
PLAN OF DISTRIBUTION	[-	]
RATINGS	[-	]
ADDITIONAL INFORMATION	[-	]
LEGAL MATTERS	[-	]

FBRSI TRUST 200    -     TERM SHEET

This term sheet contains a summary of certain terms of the certificates. You should read this prospectus supplement and the accompanying prospectus for additional information.

FBRSI Trust 200    -     Asset-Backed Pass-Through Certificates, Series 200    -     consist of the classes of certificates listed in the table below, together with the class         , class          and class R certificates. Only the classes of certificates listed in the table are offered by this prospectus supplement and the accompanying prospectus.

Class	Class Principal Amount(1)	Pass-Through Rate(2)	Final Scheduled Distribution Date(3)	CUSIP Number
[A-1]	$	%
[A-2]	$	%
[A-IO]		(4)%
[M-1]	$	%
[M-2]	$	%
[B-1]	$	%
[B-2]	$	%

(1)	These balances are approximate, as described in this prospectus supplement.

(2)	The pass-through rate on each class of certificates other than the class A-IO certificates is capped at the weighted average net asset rate, reduced for distributions of interest made to the class A-IO certificates.

(3)	Calculated as described herein under “Description of the Certificates” in this prospectus supplement. The actual final distribution date of the offered certificates may be substantially earlier or later than the scheduled final distribution date.

(4)	The class A-IO certificates will receive distributions of interest only, based on a notional principal amount. The notional principal amount initially will equal $ and will decrease according to the schedule set forth in “Description of the Certificates — Distributions of Interest” in this prospectus supplement.

SUMMARY OF TERMS

•	This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the certificates, it is necessary that you read carefully this entire document and the accompanying prospectus.

•	While this summary contains an overview of certain calculations, cash flow priorities and other information to aid your understanding, you should read carefully the full description of these calculations and the underlying assumptions, cash flow priorities and other information in this prospectus supplement and the accompanying prospectus before making any investment decision.

•	Whenever we refer to a percentage of some or all of the assets in the trust, that percentage has been calculated on the basis of the aggregate scheduled principal balance of those assets as of the related cut-off date unless we specify otherwise. We explain in this prospectus supplement under “Description of the Asset Pool—General” how the scheduled principal balance of an asset is determined. Whenever we refer in this Summary of Terms or in the Risk Factors section of this prospectus supplement to the aggregate principal balance of the assets, we mean the aggregate of their scheduled principal balances unless we specify otherwise.

Trust

FBRSI Trust 200    -    .

Trustee

                    . See “The Trustee” in this prospectus supplement for additional information.

Seller

             will sell the assets to the depositor.

Depositor

FBR Securitization, Inc., a Delaware special purpose corporation, will sell the assets to the trust.

Master Servicer

                    , will oversee the servicing of the primary servicers. See “The Master Servicer and the Servicers” in this prospectus supplement for additional information.

Primary Servicers

                    ,                      and                      initially will service approximately             %,             % and             %, respectively, of the assets. The remainder of the assets included in the asset pool will be serviced by various other servicers, none of which will service more than             % of the assets. See “The Master Servicer and the Servicers” in this prospectus supplement.

Originators

Approximately             %,             % and             % of the assets were originated by                 ,                     , and                     , respectively. The remainder of the assets were originated by various other banks, savings and loans and other lending institutions. See “Description of the Asset Pool” in this prospectus supplement.

Closing Date

The offered certificates are expected to be issued on or about                  , 200  .

The Certificates

FBRSI Trust 200    -     Asset-Backed Pass-Through Certificates, Series 200    -     consist of the classes of certificates listed in the term sheet above, together with the class X, class P and class R certificates. Only the classes of certificates listed in the term sheet are offered by this prospectus supplement and the accompanying prospectus.

The certificates offered by this prospectus supplement will be issued in book-entry form. See “Description of the Certificates—General” in this prospectus supplement for a discussion of the authorized minimum denominations and the incremental denominations of each class of offered certificates.

The certificates represent ownership interests in a trust, the assets of which will consist primarily of approximately              [mortgage loans] [home equity loans] [apartment cooperative loans] [manufactured housing installment sales contracts and installment loan agreements] [mortgage pass-through certificates] having an aggregate scheduled principal balance as of                          , 200   of approximately $                    .

The rights of holders of the class B-1, B-2, M-1 and class M-2 certificates to payments of principal and interest will be subordinate to the rights of the holders of certificates having a senior priority of payment, as described in this Summary of Terms under “Subordination of Payments” below. We refer to the class B-1, B-2, M-1 and class M-2 certificates as “subordinate” certificates, and we refer to the class A-1, A-2, and A-IO certificates as “senior” certificates or “class A” certificates.

The offered certificates (other than the class A-IO certificates) will have an approximate aggregate initial principal amount of $                    . The class A-IO certificates will have a notional balance. [Any difference between the aggregate principal amount of the offered certificates on the date they are issued and the approximate aggregate principal amount of the offered certificates as reflected in this prospectus supplement will not exceed [5]%.]

See “Description of the Certificates” in this prospectus supplement.

Distributions on the Certificates

Principal and interest on the certificates will be distributed on the [ - ] day of each month, beginning in                      200  . However, if the [ - ] day is not a business day, distributions will be made on the next business day after the [ - ] day of the month.

Interest Distributions

Interest will accrue on each class of offered certificates at the applicable per annum rates described in this prospectus supplement. No interest will accrue on the class A-IO certificates after the interest accrual period relating to the distribution date in                      200  .

See “Description of the Certificates—Distributions of Interest” in this prospectus supplement.

Principal Distributions

The amount of principal distributable to the offered certificates (other than the class A-IO certificates) will be determined by (1) formulas that allocate portions of principal payments received on the assets among the different certificate classes, (2) funds actually received on the assets that are available to make principal distributions on the certificates, and (3) the distribution of excess interest as principal on the certificates. Funds actually received on the assets generally will consist of expected monthly scheduled payments, unexpected payments resulting from prepayments or defaults by borrowers, liquidation of defaulted assets, or repurchases of assets under the circumstances described in this prospectus supplement.

The class A-IO certificates are interest-only certificates and will not be entitled to distributions of principal.

See “Description of the Certificates—Distributions of Principal” in this prospectus supplement.

Limited Recourse

The only source of cash available to make interest and principal payments on the certificates will be the assets of the trust. The trust will have no source of cash other than collections and recoveries with respect to the assets through insurance or otherwise. No other entity will be required or expected to make any payments on the certificates.

Credit Enhancement

The payment structure of this securitization includes excess interest, overcollateralization, subordination and realized loss allocation to enhance the likelihood that holders of more senior classes of certificates will receive regular distributions of interest and principal. The class B-2 certificates are more likely to experience losses than the class B-1, the class M-2, class M-1 or the class A certificates. The class B-1 certificates are more likely to experience losses than the class M-2, class M-1 or the class A certificates. The class M-2 certificates are more likely to experience losses than the class M-1 or class A certificates. The class M-1 certificates are more likely to experience losses than the class A Certificates.

See “Risk Factors—Risks Related to the Certificates” and “Description of the Certificates—Credit Enhancement” in this prospectus supplement for a more detailed description of the excess interest, overcollateralization, subordination and realized loss allocation features.

Subordination of Payments

The senior certificates will have a payment priority as a group over the subordinate certificates. The class M-1 certificates will have a payment priority over the class M-2, class B-1 and class B-2 certificates. The class M-2 certificates will have payment priority over the class B-1 and class B-2 certificates. The class B-1 certificates will have payment priority over the class B-2 certificates. Each class of offered certificates will have a payment priority over the class X and class R certificates (which are not offered hereby).

See “Description of the Certificates—Credit Enhancement—Subordination” in this prospectus supplement.

Allocation of Realized Losses

As described in this prospectus supplement, amounts representing realized losses on the assets (to the extent that such losses exceed excess interest and any overcollateralization, as described herein) will be applied to reduce the principal amount of the subordinate class of certificates still outstanding that has the lowest payment priority, until the principal amount of that class of certificates has been reduced to zero. For example, losses in excess of overcollateralization will be allocated first in reduction of the principal amount of the class B-2 certificates until they are reduced to zero, and then in reduction of the principal amount of the class B-1 certificates until they are reduced to zero, and then in reduction of the principal amount of the class M-2 certificates until they are reduced to zero, and then in reduction of the class M-1 certificates until they are reduced to zero. If a realized loss has been allocated to reduce the principal amount of your subordinate certificate, it is unlikely that you will receive any payment in respect of that reduction. If the applicable subordination is insufficient to absorb losses, then holders of senior certificates will incur losses and may never receive all of their principal payments.

See “Description of the Certificates—Credit Enhancement—Application of Realized Losses” in this prospectus supplement.

Excess Interest

The assets owned by the trust bear interest each month that, in the aggregate, is expected to exceed the amount needed to pay monthly interest on the offered certificates and certain fees and expenses of the trust. This “excess interest” received from the assets each month will be available to absorb realized losses on the assets and to maintain overcollateralization at required levels.

See “Risk Factors—Risks Related to the Certificates” and “Description of the Certificates—Credit Enhancement—Excess Interest” in this prospectus supplement.

Overcollateralization

On the closing date, the outstanding scheduled principal balance of the assets is expected to exceed the aggregate principal amount of the class A (other than the class A-IO), class M-1, class M-2, class B-1 and class B-2 certificates by approximately $                    , which represents approximately             % of the scheduled principal balance of the assets as of                     ,             . We refer to such excess herein as “overcollateralization.” Thereafter, to the extent described in this prospectus supplement, a portion of excess interest will be applied to pay principal on the class A certificates (other than the class A-IO certificates), thereby (1) reducing the principal amount of such class at a faster rate than the principal amount of the assets is being reduced and (2) achieving and maintaining the required level of overcollateralization. We cannot, however, assure you that for all periods sufficient excess interest will be generated by the assets to maintain the required level of overcollateralization.

See “Risk Factors—Risks Related to the Certificates” and “Description of the Certificates—Credit Enhancement—Overcollateralization” in this prospectus supplement.

The Assets

On the closing date, the assets of the trust will consist primarily of approximately              [mortgage loans] [home equity loans] [apartment cooperative loans] [manufactured housing installment sales contracts and installment loan agreements] [mortgage pass-through certificates] with an aggregate principal balance as of the cut-off date, which is                              ,             , of approximately $                    . [The mortgage loans will be secured by mortgages, deeds of trust, or other security instruments, all of which are referred to in this prospectus supplement as mortgages.] [Manufactured housing installment sales contracts and installment loan agreements may be secured by interests in the manufactured home, real estate on which the manufactured home is located or both.]

Approximately         % of the assets have original terms to stated maturity of approximately [30] years. [The assets in the trust will not be insured or guaranteed by any government agency.]

See “Description of the Asset Pool — Statistical Characteristics of the Assets” in this prospectus supplement.

Pre-Funding Account

The trust may purchase subsequent assets on or before                     ,              for inclusion in the mortgage loan pool. At closing, the trustee will hold in trust from the proceeds of the sale of the offered certificates, approximately $                    , which may be applied to the purchase of subsequent assets . If those funds are not completely used by                     , 200  , any remaining pre-funding amounts will be administered as principal prepayments on the offered certificates. The distribution will be made on the distribution date immediately following the end of the pre-funding period.

Optional Termination

The master servicer may terminate the trust by purchasing the assets on any distribution date following the month in which the aggregate principal balance of the assets declines to less than 10% of their aggregate principal balance as of the closing date.

If the assets are purchased, the certificateholders will be paid accrued interest and principal in an amount not to exceed the purchase price.

See “The Pooling and Servicing Agreement—Optional Termination” in this prospectus supplement for a description of the purchase price to be paid for the assets upon an optional purchase.

[Optional Purchase of Assets

The holders of the class          certificates have the option, but not the obligation, and if the option is not exercised, the related servicer has the option, but not the obligation, to purchase from the trust any asset that becomes 90 days or more delinquent.

See “The Pooling and Servicing Agreement—Optional Purchase of Assets” in this prospectus supplement for a description of the purchase price to be paid for defaulted assets upon an optional purchase.]

Tax Status

Elections will be made to designate portions of your trust as one or more “real estate mortgage investment conduits” or REMICs for federal income tax purposes. Each of the offered certificates will represent ownership of “regular interests” in a REMIC. The class R certificates will be designated as the sole class of “residual interest” in each of the REMICs.

See “Material Federal Income Tax Considerations” in this prospectus supplement and in the accompanying prospectus for additional information concerning the application of federal income tax laws to the certificates.

ERISA Considerations

Generally, all of the certificates offered by this prospectus supplement may be purchased by employee benefit plans or individual retirement accounts subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, subject to certain conditions. A fiduciary of an employee benefit plan or an individual retirement account must determine that the purchase of a certificate is consistent with its fiduciary duties under applicable law and does not result in a nonexempt prohibited transaction under applicable law.

See “ERISA Considerations” in this prospectus supplement and in the accompanying prospectus for a more complete discussion of these issues.

Legal Investment Considerations

After the funds on deposit in the pre-funding account have been reduced to zero, the certificates offered by this prospectus supplement [(other than the class M-2, class B-1 and class B-2 certificates)] will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 or SMMEA, as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization.

There are other restrictions on the ability of certain types of investors to purchase the certificates that prospective investors should also consider.

See “Legal Investment Considerations” in this prospectus supplement and in the accompanying prospectus.

Ratings of the Certificates

The certificates offered by this prospectus supplement will initially have the following ratings from [Moody’s Investors Service, Inc.], [Standard and Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc.] and [Fitch, Inc.]

Class	[Moody’s] Rating	[Standard & Poor’s] Rating	[Fitch] Rating
[A-1]	[ ]	[ ]	[ ]
[A-2]	[ ]	[ ]	[ ]
[A-IO]	[ ]	[ ]	[ ]
[M-1]	[ ]	[ ]	[ ]
[M-2]	[ ]	[ ]	[ ]
[B-1]	[ ]	[ ]	[ ]
[B-2]	[ ]	[ ]	[ ]

•	These ratings are not recommendations to buy, sell or hold these certificates. A rating may be changed, withdrawn or qualified at any time by the assigning rating agency.

•	The ratings do not address the possibility that, as a result of principal prepayments, the yield on your certificates, particularly the class A-IO certificates, may be lower than anticipated.

See “Ratings” in this prospectus supplement for a more complete discussion of the certificate ratings.

RISK FACTORS

An investment in the offered certificates involves significant risks. The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the offered certificates. You should also carefully consider the information set forth under “Risk Factors” in the accompanying prospectus.

Risks Related to the Certificates

Certificateholders will have recourse only to assets of the issuer.

The assets of the Issuer will be the only source for payments on the certificates. The certificates will not be insured or guaranteed by any governmental entity or by the depositor, the master servicer, any servicer, the trustee or any affiliate of the foregoing or by any other person. Each certificateholders will be deemed to have agreed by the acceptance of its certificate not to file a bankruptcy petition or commence similar proceedings in respect of the issuer.

It may be difficult to resell your certificates.

There is currently no secondary market for the offered certificates and there can be no assurance that a secondary market for the offered certificates will develop. Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield. The market values of the certificates are likely to fluctuate. Any of these fluctuations may be significant and could result in significant losses to you.

The secondary markets for asset-backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit or interest rate risk.

The credit enhancement may be potentially inadequate to avoid a loss on your certificates.

The certificates are not insured by any financial guaranty insurance policy. The excess interest, overcollateralization, subordination and realized loss allocation features described in this prospectus supplement are intended to enhance the likelihood that holders of more senior classes will receive regular payments of interest and principal, but are limited in nature and may be insufficient to cover all losses on the assets.

Excess Interest and Overcollateralization

We expect that the assets will generate more interest than is needed to pay interest accrued on the offered certificates and the fees and expenses of the trust, at least during certain periods, because the weighted average of the interest rates on the assets is expected to be higher than the weighted average of the pass-through rates on the certificates. Any remaining interest generated by the assets will be used to absorb realized losses on the assets. After these obligations of the trust are covered, available excess interest generated by the assets will be used to maintain overcollateralization.

On the closing date, the principal balance of the assets will exceed the aggregate principal amount of the offered certificates. Such excess is referred to herein as “overcollateralization” and will be available to absorb losses. We cannot assure you, however, that the assets will generate enough excess interest in all periods to achieve and maintain the overcollateralization level required by the rating agencies. The following factors will affect the amount of excess interest that the assets will generate:

•	Prepayments. Every time an asset is prepaid, aggregate excess interest after the date of prepayment will be reduced because that assets will no longer be outstanding and generating interest. The effect on your certificates of this reduction will be influenced by the amount of prepaid loans and the characteristics of the prepaid loans. Prepayment of a disproportionately high number of high interest rate assets would have a greater negative effect on future excess interest.

•	Defaults, Delinquencies and Liquidations. If the rates of delinquencies, defaults or losses on the assets turn out to be higher than expected, excess interest will be reduced by the amount necessary to compensate for any shortfalls in cash available to pay certificateholders. Every time an asset is liquidated or written off, excess interest is reduced because such asset will no longer be outstanding and generating interest.

See “Description of the Certificates—Credit Enhancement—Overcollateralization” in this prospectus supplement.

Subordination

If overcollateralization and applicable subordination is insufficient to absorb losses, then certificateholders will likely incur losses and may never receive all of their principal payments. You should consider the following:

•	if you buy a class B-2 certificate and realized losses on the assets exceed excess interest and any overcollateralization that has been created, the principal amount of your certificate will be reduced proportionately with the principal amounts of the other class B-2 certificates by the amount of that excess;

•	if you buy a class B-1 certificate and realized losses on the assets exceed excess interest, any overcollateralization that has been created and the aggregate principal amount of the class B-2 certificates, the principal amount of your certificate will be reduced proportionately with the principal amounts of the other class B-1 certificates by the amount of that excess;

•	if you buy a class M-2 certificate and realized losses on the assets exceed excess interest, any overcollateralization that has been created and the aggregate principal amount of the class B-1 and class B-2 certificates, the principal amount of your certificate will be reduced proportionately with the principal amounts of the other class M-2 certificates by the amount of that excess;

•	if you buy a class M-1 certificate and realized losses on the assets exceed excess interest, any overcollateralization that has been created, and the aggregate principal amount of the class M-2, class B-1 and class B-2 certificates, the principal amount of your certificate will be reduced proportionately with the principal amounts of the other class M-1 certificates by the amount of that excess.

If overcollateralization is maintained at the required amount and the assets generate interest in excess of the amount needed to pay interest and principal on the offered certificates and the fees and expenses of the trust, then excess interest will be used to pay you and other certificateholders the amount of any reduction in the principal balances of the certificates caused by application of losses. These payments will be made in order of seniority. We cannot assure you, however, that any excess interest will be generated and, in any event, no interest will be paid to you on the amount by which your principal balance was reduced because of the application of realized losses.

See “Description of the Certificates—Credit Enhancement—Subordination” and “—Application of Realized Losses” in this prospectus supplement.

An investment in the certificates may not be appropriate for some investors.

The certificates are complex securities and are not suitable investments for all investors. You should possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the accompanying prospectus in the context of your financial situation and tolerance for risk. In particular, you should not purchase the certificates unless you understand the prepayment, credit, liquidity and market risks associated with the certificates.

You may experience delays or reductions of payments on your certificates if the transfer of assets to your trust is not considered a sale in the event of bankruptcy.

The transfer of the assets by the seller to the depositor or, in the case of subsequently conveyed assets, the trust, will be structured as a sale for contractual and legal purposes, rather than a pledge of the assets to secure indebtedness, even though the seller intends to treat the overall transaction as a financing for accounting and tax purposes. Notwithstanding the intent of the parties to consider the transfer of assets to the depositor and the trust as a sale for contractual and legal purposes, in the event that a seller becomes bankrupt or insolvent, a court may recharacterize the sale of the assets as a loan by the depositor to the seller secured by a pledge of the assets. Similarly, in the event that the depositor becomes bankrupt or insolvent, a court may recharacterize the sale of the assets as a loan by the trust to the depositor secured by a pledge of the assets. In either case, a recharacterization could prevent timely payments of amounts due on your certificates and result in a reduction of payments due on your certificates.

Risks Related to Prepayment and Yield

Loan prepayments by borrowers or repurchases by the seller of the assets may adversely affect the average life of, and rate of return on, your certificates.

The rate of prepayments on the assets will be sensitive to prevailing interest rates. Generally, if prevailing interest rates decline, trust asset prepayments may increase due to the availability of refinancing at lower interest rates. If prevailing interest rates rise, prepayments on the assets may decrease.

Borrowers may prepay their assets in whole or in part at any time; however, approximately             % of the assets to be included in the mortgage pool require the payment of a prepayment premium in connection with any voluntary prepayments in full, and certain voluntary prepayments in part, made during periods ranging from [six months to three years] after origination. These prepayment premiums may discourage borrowers from prepaying their assets during the applicable period.

The timing of payments of principal also may be affected by liquidations of or insurance payments on the assets. In addition,         , as the seller of the assets to the depositor, or the party from

which          acquired a particular asset, may be required to purchase assets from the trust in the event that certain breaches of representations and warranties made are not cured. These purchases will have the same effect on certificateholders as prepayments of assets.

A prepayment of an asset usually will result in a payment of principal on the offered certificates. If you purchase your certificates at a discount and principal is repaid slower than you anticipate, then your yield may be lower than you anticipate. If you purchase your certificates at a premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate.

The prepayment experience of the assets may differ significantly from that of other similar assets included in the various servicers’ portfolios.

See “Yield, Prepayment and Weighted Average Life Considerations” in this prospectus supplement for a description of factors that may influence the rate and timing of prepayments on the assets.

Loan prepayments may result in shortfalls in interest collections and reduce the yield on your certificates.

When an asset is prepaid in full or in part, the borrower is charged interest only up to the date on which the payment is made, rather than for an entire month. This may result in a shortfall in interest collections available for payment on the next distribution date. The servicer generally is required to cover the shortfall in interest collections attributable to prepayments in full or in part, but only to the extent of its servicing fee. The master servicer is required to cover these interest shortfalls, to the extent required to be paid but not paid by the servicer, up to an amount equal to the master servicing fee. The servicer and the master servicer will not advance funds to compensate for any shortfalls in interest collections attributable to the Relief Act (as defined herein).

Any uncovered prepayment interest shortfall may adversely affect the yield on your investment.

Class A-IO certificates may experience losses in the event of rapid prepayment of the assets.

Interest will accrue on the class A-IO certificates on a declining [scheduled] notional amount described in this prospectus supplement. After the distribution date in                                  , the notional amount of the class A-IO certificates will be zero and, therefore, current interest will no longer be payable on the class A-IO certificates. In the event that the assets prepay at an extremely rapid rate resulting in their prepayment in full while the class A-IO certificates remain outstanding, investors in the class A-IO certificates could fail to recover their initial investments.

[If amounts in any pre-funding account are not used to purchase additional assets, you will receive a prepayment on the certificates.

As described further in this prospectus supplement, the depositor will deposit a specified amount in a pre-funding account on the date the certificates are issued. The deposited funds may be used only to acquire additional assets for the trust during a specified period after the initial issuance of the certificates. Any amounts remaining in the account at the end of the period will be paid as a prepayment of principal to the holders of the certificates. The resulting prepayment could adversely affect the yield to maturity of those certificates.]

The presence of balloon loans may increase the likelihood of delinquencies on the assets.

Approximately         % of the assets are balloon loans. Balloon loans pose a special payment risk because the borrower must pay a large lump sum payment of principal at the end of the loan term. The borrower’s ability to make this lump sum payment usually depends on the ability of the borrower to refinance the loan or sell the underlying property, which depends on a number of factors, including:

•	the level of interest rates;

•	the borrower’s equity in the property;

•	general economic conditions; and

•	the availability of credit.

If the borrower is unable to pay the lump sum or refinance such amount, you may suffer a loss if the collateral for such loan is insufficient and the other forms of credit enhancement are insufficient or unavailable to cover the loss.

The presence of assets with interest-only payments may result in lower weighted average lives of certificates.

Approximately         % of the assets provide for payment of interest at the related asset rate, but no payment of principal, for a period of          years following the origination of the trust asset. Following that         -year period, the monthly payment with respect to each of these assets will be increased to an amount sufficient to amortize the principal balance of the asset over the remaining term and to pay interest at the asset rate.

The presence of these assets will, absent other considerations, result in longer weighted average lives of the certificates than would have been the case had these loans not been included in the trust. If you purchase a certificate at a discount, you should consider that the extension of weighted average lives could result in a lower yield than would be the case if these assets provided for payment of principal and interest on every payment date. In addition, a borrower may view the absence of any obligation to make a payment of principal during the first ten years of the term of an asset as a disincentive to prepayment.

If a recalculated monthly payment as described above is substantially higher than a borrower’s previous interest-only monthly payment, that trust asset may be subject to an increased risk of delinquency and loss.

Certain features of the assets may adversely affect your investment in the certificates.

The assets have features that create additional risks to investors, including those described below.

•	The principal balances of approximately of the assets (representing approximately % of the assets) were in excess of [$1,000,000] as of , . You should consider the risk that the loss and delinquency experience on these high balance loans may have a disproportionate effect on the asset pool as a whole.

•	[Additional characteristics to be identified based on the characteristics of the asset pool.]

Delinquencies on the assets may adversely affect the yield in your certificates.

The assets were originated or acquired by the originators generally in accordance with underwriting guidelines of the type described in this prospectus supplement and the accompanying prospectus. The assets generally have been underwritten in compliance with underwriting standards comparable to the underwriting guidelines of Fannie Mae and Freddie Mac, however, these assets may not meet every criterion of Fannie Mae’s or Freddie Mac’s guidelines, such as the guidelines’ maximum principal balance, loan-to-value requirements or other underwriting criteria. Accordingly, we make no assurance regarding the delinquency, foreclosure and loss experience regarding the assets.

Changes in the values of secured properties related to the assets may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of the assets in the trust than on assets originated in strict accordance with Fannie Mae’s or Freddie Mac’s guidelines. We cannot assure you that the values of the secured properties have remained or will remain at levels in effect on the dates of origination of the related assets .

Any losses resulting from the lack of uniformity of underwriting standards or a reduction in the values of the secured properties may adversely affect the yield to maturity of your certificates. See “Description of the Asset Pool—General” in this prospectus supplement for a description of the characteristics of the assets in the asset pool and “Underwriting Guidelines” in this prospectus supplement for a general description of the underwriting guidelines used in originating the assets .

Risks Related to the Assets

Geographic concentration of assets may adversely affect your certificates.

Approximately             % of the assets to be included in the asset pool are secured by properties located in                     . The rate of delinquencies, defaults and losses on the pool of assets may be higher than if fewer of the assets were concentrated in that state because the following conditions could have a disproportionate impact on such assets:

•	weak economic conditions in , which may or may not affect real property values, may affect the ability of borrowers to repay their loans on time,

•	declines in the real estate market in may reduce the values of properties located in that state, which would result in an increase in the loan-to-value ratios, or

•	properties in may be more susceptible than properties located in other parts of the country to certain types of uninsurable hazards, such as earthquakes, hurricanes, floods, wildfires, mudslides and other natural disasters.

Natural disasters affect various regions of the United States from time to time, which may result in increased losses on assets in those regions or in insurance payments that will constitute prepayments of those assets.

For additional information regarding the geographic concentration of the assets to be included in the asset pool, see the geographic distribution table under “Description of the Asset Pool” in this prospectus supplement.

Defaults by borrowers on mortgage loans in your trust or underlying assets that are not insured under primary mortgage insurance policies may increase the likelihood of losses on mortgage loans.

Approximately             % of the mortgage loans expected to be in the trust on the closing date have original loan-to-value ratios greater than             %. Approximately             % of the mortgage loans with original loan-to-value ratios in excess of             % are not covered by a primary mortgage insurance policy. If borrowers without primary mortgage insurance default on their mortgage loans, there is a greater likelihood of losses than if the loans were insured. We cannot assure you that the applicable credit enhancement will be adequate to cover those losses and, as a result, the yield to maturity of your certificates may be adversely affected.

If the receipt of liquidation proceeds is delayed or if the liquidation proceeds are less than the scheduled principal balance of the related asset, you could suffer a loss on your certificates.

Substantial delays could be encountered in connection with the liquidation of delinquent assets. Further, reimbursement of advances made by a servicer or the master servicer, as the case may be, and liquidation expenses such as legal fees, real estate taxes and maintenance and preservation expenses, may reduce the portion of liquidation proceeds payable to certificateholders. Unless covered by an insurance policy, if a secured property fails to provide adequate security for the related asset, you could incur a loss on your investment if the applicable credit enhancement is insufficient to cover the loss.

[Underwriting standards for home equity loans vary from conventional loan underwriting standards and may present greater credit risk.

            ’s underwriting standards are primarily intended to assess the value of the mortgaged property and to evaluate the adequacy of the mortgaged property as collateral for the mortgage loan and the applicant’s credit standing and ability to repay.              provides loans primarily to borrowers who do not qualify for loans conforming to Fannie Mae and Freddie Mac guidelines but who generally have equity in their property. While             ’s primary consideration in underwriting a mortgage loan is the value of the mortgaged property as collateral,              also considers, among other things, a mortgagor’s credit history, repayment ability and debt service-to-income ratio, as well as the type and use of the mortgaged property.             ’s underwriting standards do not prohibit a mortgagor from obtaining secondary financing from other sources at the time of origination of             ’s first lien. Any secondary financing would reduce the equity the mortgagor would otherwise have in the related mortgaged property that is indicated in             ’s loan-to-value ratio determination. The Depositor believes that             .’s underwriting standards utilize factors similar to             ’s underwriting standards in underwriting mortgage loans to its underwriting standards.

As a result of the foregoing, the rates of delinquency, foreclosure and bankruptcy on the home equity loans are likely to be higher, and may be substantially higher, than on mortgage loans underwritten in a more traditional manner.

Furthermore, changes in the values of mortgaged properties may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of the home equity loans than on mortgage loans originated in a more traditional manner. No assurance can be given that the values of the mortgaged properties have remained or will remain at the levels in effect on the dates of origination of the related home equity loans.]

[The servicing of home equity loans entails special risks.

The servicing of home equity loans of the type originated by the originators, as compared to the servicing of prime mortgage loans, requires special skill and diligence. The servicing of these types of home equity loans generally require more attention to each account, earlier and more frequent contact with borrowers in default and commencing the foreclosure process at an earlier stage of default. The servicer began directly servicing home equity loans in         . As a result the servicer has limited experience servicing home equity loans similar to the home equity loans being sold to the trust. The servicer’s lack of experience in servicing home equity loans may result in greater defaults and losses on the home equity loans. This may result in an accelerated prepayment of your certificates and losses on the subordinated certificates.

Because the servicer commenced its direct servicing operations in         , the servicer does not have historical delinquency, bankruptcy, foreclosure or default experience that may be referred to for purposes of examining the servicer’s performance in servicing mortgage loans similar to the home equity loans, other than to the limited extent as described under “The Servicer—Delinquency and Loss Experience” in this prospectus supplement. There can be no assurance that this experience is or will be representative of the performance of the home equity loans.]

[Home equity loans generally have higher loan-to-value ratios and accordingly present a greater risk of loss.

Approximately             % of the home equity loans, by aggregate principal balance as of the cut-off date, had a loan-to-value ratio at origination in excess of             % but will not be covered by a primary mortgage insurance policy. No home equity loan will have a loan-to-value ratio exceeding             % at origination. Home equity loans with higher loan-to-value ratios may present a greater risk of loss. There can be no assurance that the loan-to-value ratio of any home equity loan determined at any time after origination is less than or equal to its original loan-to-value ratio.]

[Defaults may be more frequent for recently originated home equity loans.

Substantially all of the home equity loans were originated within twelve months prior to the cut-off date. Although little data is available, defaults on home equity loans, including home equity loans similar to the home equity loans to be included in the trust, are generally expected to occur with greater frequency in the early years of the terms of home equity loans.]

Effects of recent military action.

The United States has undertaken military operations in Afghanistan and Iraq and has placed a substantial number of military reservists and members of the National Guard on active duty status. These operations, and others in the future, may increase the likelihood that the asset rates of the assets in your trust will be reduced by the application of the Servicemembers Civil Relief Act, as amended, or comparable state laws (together, for purposes of this prospectus supplement, the “Relief Act”). This legislation provides relief to borrowers who enter active military service and to borrowers in reserve status who are called to active duty after the origination of their loan. These borrowers may not be charged interest on a loan in excess of 6% per annum during the period of the borrower’s active duty.

The interest distributable to holders of the senior and subordinate certificates will be reduced on a proportionate basis by any reductions in the amount of interest collectible as a result of the application of the Relief Act or comparable state law and neither the servicers nor any other party will be required to fund any interest shortfall caused by any such reduction.

DESCRIPTION OF THE CERTIFICATES

General

The [FBRSI Trust 200  -    ], Asset-Backed Pass-Through Certificates, Series 200  -     (the “Certificates”) will consist of the [Class A-1, Class A-2, Class A-IO, Class M-1, Class M-2, Class B-1, Class B-2, Class P, Class X and Class R Certificates]. The Class A-1, Class A-2 and Class A-IO Certificates are collectively referred to herein as the “Senior Certificates” or the “Class A Certificates”; the Class B-1, Class B-2, Class M-1 and Class M-2 Certificates are collectively referred to herein as the “Offered Subordinate Certificates”; and the Offered Subordinate Certificates, together with the Class X and Class R Certificates, are sometimes collectively referred to herein as the “Subordinate Certificates”. Only the Senior Certificates and the Offered Subordinate Certificates (collectively, the “Offered Certificates”) are offered hereby. The Class R Certificate is also referred to herein as the “Residual Certificate”.

The Certificates will be issued in accordance with the Pooling and Servicing Agreement, dated as of     , 200   (the “Pooling and Servicing Agreement”), among FBR Securitization, Inc., as depositor (the “Depositor”),                     , as Seller (the “Seller”),                     , as servicer (the “Servicer”), the Trustee and the Master Servicer.

The Certificates represent beneficial ownership interests in a trust (the “Trust“), the assets of which (the “Trust Fund”) consist primarily of:

•	a pool (the “Asset Pool”) of [mortgage loans] [home equity loans] [apartment cooperative loans] [manufactured housing installment sales contracts and installment loan agreements] [mortgage pass-through certificates], (the “Assets”),

•	accounts that are maintained by the Servicer, the Master Servicer and the Trustee;

•	property acquired by foreclosure of Assets or deed in lieu of foreclosure,

•	the primary mortgage and other insurance policies covering certain of the Assets or the related secured properties,

•	the rights of the Depositor under the Sale and Servicing Agreement and under the Pooling and Servicing Agreement, as described under “The Pooling and Servicing Agreement—Assignment of Assets,” and

•	all proceeds of the foregoing.

Each class of Offered Certificates (other than the Class A-IO Certificates) will be issued in the respective approximate initial aggregate principal amount (each, a “Class Principal Amount”) specified in the table on page S-1. The Class A-IO Certificates will be issued in an initial aggregate notional principal amount (the “Class Notional Principal Amount”) described under “—Distributions of Interest” in this prospectus supplement. The Class X Certificates will be issued with an initial notional principal amount equal to the excess of (x) the Cut-off Date Balance of the Assets over (y) the initial Class Principal Amounts of all the Certificates (other than the Class X Certificate). The Class R Certificates will be issued without principal or notional principal amounts or Pass-Through Rates, and will be entitled only to such amounts as described herein. The Class P Certificates will have an initial certificate principal amount of $100 and no Pass-Through Rate. At any date, the “Certificate Principal Amount” of any Certificate (other than a Class A-IO Certificate) will equal its initial certificate principal amount as of the closing date of this transaction as reduced by distributions of principal previously made on that certificate and any Realized Losses previously allocated to that Certificate. The Certificate Principal Amount of any Class of Offered Subordinate Certificates may be additionally reduced by allocation of any Applied Loss Amounts. The initial aggregate Certificate Principal Amount of the Offered Certificates may be increased or decreased by up to five percent to the extent that the Cut-off Date Balance of the Assets is increased or decreased correspondingly as described under “Description of the Asset Pool” herein.

The Class X Certificates will be entitled to monthly excess cashflow remaining after required distributions are made to the Offered Certificates. The Class P Certificates will be entitled to Prepayment Premiums received in respect of the Assets for which the Seller owns the servicing rights and accordingly, such amounts will not be available for distribution to the holders of the other Classes of Certificates. The Class R Certificates will represent the remaining interest in the assets of the Trust after the required distributions are made to all other Classes of Certificates. The Class R Certificate evidences the residual interest in each of the REMICs.

Distributions on the Certificates will be made on the [ - ] day of each calendar month or, if the [ - ] day is not a Business Day, on the next succeeding Business Day, beginning in                      200   (each, a “Distribution Date”), to certificateholders of record on the applicable Record Date. With respect to Offered Certificates that are fixed rate certificates (the “Fixed Rate Certificates”), the “Record Date“ for each Distribution Date will be the close of business on the last Business Day of the month immediately preceding such Distribution Date. With respect to Offered Certificates that are floating rate certificates (the “Floating Rate Certificates”), the “Record Date” for each Distribution Date will be the Business Day preceding the Distribution Date. A “Business Day” is any day other than (a) a Saturday or a Sunday or (b) a day on which banking institutions in the State of New York or the city in which the corporate trust office of the Indenture Trustee or the principal office of the Master Servicer is located, are authorized or obligated by law or executive order to be closed.

Distributions on the Offered Certificates will be made to each registered holder entitled thereto, by wire transfer in immediately available funds; provided, that the final distribution in respect of any Certificate will be made only upon presentation and surrender of such Certificate at the Corporate Trust Office of the Trustee. See “The Trustee” in this prospectus supplement.

The Class A Certificates (other than the Class A-IO Certificates) will be issued in minimum denominations in principal amount of $[50,000] and integral multiples of $1.00 in excess thereof. The Class A-IO Certificates will be issued in minimum denominations of $[500,000] in Class Notional Principal Amount and integral multiples of $1.00 in excess thereof. The Offered Subordinate Certificates will be issued in minimum denominations in Class Principal Amount of $[100,000] and integral multiples of $1,000 in excess thereof.

Book-Entry Registration of the Offered Certificates

The Offered Certificates will be issued, maintained and transferred on the book-entry records of The Depository Trust Company (“DTC”) and its participants, and for such purpose the Offered Certificates are referred to herein as “Book-Entry Certificates”. Beneficial Owners will hold their Certificates through DTC, Clearstream Banking, société anonyme, or the Euroclear System.

Each class of Book-Entry Certificates will be represented by one or more global certificates that equal in the aggregate the initial Class Principal Amount or Class Notional Principal Amount of the

related Class registered in the name of the nominee of DTC. The Depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No person acquiring an interest in a Book-Entry Certificate (each, a “Beneficial Owner”) will be entitled to receive a physical certificate representing such person’s interest (a “Definitive Certificate”), except as set forth in limited circumstances described under “Description of the Securities—Book-Entry Procedures and Definitive Certificates” in the accompanying prospectus. See “Description of the Securities—Book-Entry Procedures and Definitive Certificates” in the accompanying prospectus for a general discussion of the book-entry procedures of DTC.

Payments on Assets; Accounts

On or prior to the Closing Date, each Servicer will establish and maintain or cause to be established and maintained an account or accounts for the collection of payments on the Assets which will be separate from such Servicer’s other assets (each, a “Custodial Account”). On or prior to the Closing Date, the Master Servicer will establish an account (the “Collection Account”) and the Trustee will establish a Payment Account, and each will be maintained in trust for the benefit of the certificateholders. On the [ - ] day of each month (or, if such [ - ] day is not a Business Day, on the immediately following Business Day) (the “Servicer Remittance Date”), each Servicer will remit amounts for distribution on the Certificates from amounts on deposit in the related Custodial Account to the Master Servicer for deposit in the Collection Account. On the Business Day prior to the Distribution Date, the Master Servicer generally will withdraw amounts on deposit in the Collection Account and remit such amount to the Trustee for deposit into the Payment Account. On each Distribution Date, to the extent of the Available Distribution Amount on deposit in the Payment Account, the Trustee will withdraw an amount equal to the sum of the (i) respective Interest Distribution Amounts with respect to each class of Certificates, (ii) the Senior Principal Distribution Amount and (iii) the Subordinate Principal Distribution Amount to pay the certificateholders.

Funds credited to the Custodial Account established by each Servicer may be invested at the discretion of such Servicer for its own benefit in eligible investments as specified in the Pooling and Servicing Agreement or the related Servicing Agreement. Similarly, amounts deposited in the Collection Account or the Payment Account may be invested at the discretion of the Master Servicer or the Trustee, as applicable, for its own benefit in eligible investments as specified in the Pooling and Servicing Agreement.

[As described in “The Pooling and Servicing Agreement—Conveyance of Subsequent Assets and Pre-Funding Account,” on the Closing Date, the Depositor will make a deposit of cash into the Pre-Funding Account and Capitalized Interest Account established and maintained by the Trustee for the benefit of the certificateholders. Amounts in the Pre-Funding Account and the Capitalized Interest Account may be invested during the Pre-Funding Period by the Trustee in permitted investments as specified in the Pooling and Servicing Agreement, with any investment earnings on such investments being deposited into the Payment Account.

At the close of the Pre-Funding Period, the Pre-Funding Account will be terminated and any amounts remaining therein will be transferred by the Trustee to the Payment Account to be distributed to the holders of the Offered Certificates (other than the Class A-IO Certificates) as a prepayment of principal on the immediately following Distribution Date in accordance with the priorities set forth in “—Priority of Distributions.” At the same time, any amounts remaining in the Capitalized Interest Account will be transferred to the Depositor or its designee. The Pre-Funding Account and the Capitalized Interest Accounts will not be assets of any REMIC created under the Pooling and Servicing Agreement.]

Available Distribution Amount

Distributions of interest and principal on the Offered Certificates will be made on each Distribution Date from the Available Distribution Amount in the order of priority set forth below at “— Priority of Distributions.” The “Available Distribution Amount” with respect to any Distribution Date, as more fully described in the Pooling and Servicing Agreement, generally will equal the total amount of all cash received by the Master Servicer on the Mortgage Loans from the Servicer or otherwise through the related Servicer Remittance Date or amounts advanced by the Master Servicer on the Business Day prior to the Distribution Date, each for deposit into the Collection Account and then withdrawn from the Collection Account for deposit into the Payment Account in respect of such Distribution Date, including without limitation:

(i) all Scheduled Monthly Payments of interest and principal collected on the Mortgage Loans and due during the Due Period related to such Distribution Date, together with any Advances in respect thereof;

(ii) all Insurance Proceeds, Liquidation Proceeds, Condemnation Proceeds and the proceeds of any Additional Collateral from the Mortgage Loans, in each case for such Distribution Date;

(iii) all other amounts received from the Servicer with respect to the sale of any defaulted Mortgage Loans during the related Prepayment Period;

(iv) all partial or full Principal Prepayments, together with any accrued interest thereon, identified as having been received in respect of the Mortgage Loans during the related Prepayment Period;

(v) any Compensating Interest Payments paid by the Master Servicer and/or received from the Servicer in respect of Prepayment Interest Shortfalls with respect to the Mortgage Loans;

(vi) the aggregate Repurchase Price of all Mortgage Loans purchased by the Seller from the Trust Fund during the related Prepayment Period;

(vii) any amounts withdrawn from the Capitalized Interest Account;

(viii) any amounts remaining in the Pre-Funding Account and transferred to the Payment Account immediately following the termination of the Pre-Funding Period; minus

(ix) all related fees, charges and other amounts payable or reimbursable to the Master Servicer, the Trustee to the Servicer under this Agreement;

(x) in the case of (ii), (iii) and (iv) above, any related unreimbursed expenses incurred by the Servicer in connection with a liquidation or foreclosure and any unreimbursed Advances or Servicing Advances due to the Master Servicer or the Servicer;

(xi) any related unreimbursed Non-recoverable Advances due to the Master Servicer or the Servicer; and

(xii) in the case of (i) through (iv) above, any related amounts collected which are determined to be attributable to a subsequent Due Period or Prepayment Period.

Distributions of Interest

Pass-Through Rates

With respect to a Class of Offered Certificates, interest will accrue for an Accrual Period at the rate set forth in the Term Sheet for such Class of Certificates (the “Pass-Through Rate”). The Pass-Through Rate on each Class of Certificates other than the Class A-IO Certificates is capped at the weighted average net asset rate, reduced by distributions of interest made to the Class A-IO Certificates.

Interest Distribution Amounts

The “Interest Distribution Amount” on each Distribution Date with respect to each Class of Offered Certificates will equal the Current Interest for such Class on such Distribution Date as reduced by such Class’s share of Net Prepayment Interest Shortfalls reduction in the amount of interest collectible as a result of application of the Relief Act (any such reduction, a “Relief Act Reduction”) and the interest portion of Excess Losses.

The “Current Interest” for each Class of Offered Certificates on any Distribution Date will equal the amount of interest accrued during the related Accrual Period on the related Class Principal Amount immediately prior to that Distribution Date (or, in the case of the Class A-IO Certificates, the related Class Notional Principal Amount for that Distribution Date) at the applicable Pass-Through Rate.

The “Accrual Period” applicable to the Floating Rate Certificates, with respect to any Distribution Date, will be the period commencing on the [ - ] day of the calendar month immediately preceding the month in which such Distribution Date occurs (or in the case of the first Distribution Date, beginning on the Closing Date of this transaction) and ending at the close of business on the calendar day immediately preceding the Distribution Date. The “Accrual Period” applicable to all the Fixed Rate Certificates will be the calendar month immediately preceding the month in which the related Distribution Date occurs. For each Distribution Date and each related Accrual Period, interest on the Floating Rate Certificates will be calculated and payable on the basis of a 360-day year and the actual number of days elapsed. For each Distribution Date and each related Accrual Period, interest on the Fixed Rate Certificates will be calculated and payable on the basis of a 360-day year consisting of twelve 30-day months.

The “Net Prepayment Interest Shortfalls” with respect to any Asset and any Distribution Date is the amount by which the aggregate Prepayment Interest Shortfalls during the related Due Period exceeds the amount that the Master Servicer is obligated to remit pursuant to the Pooling and Servicing Agreement and/or each Servicer is obligated to remit pursuant to the applicable Servicing Agreement to cover such shortfall for such Due Period.

To the extent that any Net Prepayment Interest Shortfalls, Relief Act Reduction and any interest portion of Excess Losses for any Distribution Date are allocated to Senior Certificates, such Net Prepayment Interest Shortfalls, Relief Act Reduction and any interest portion of Excess Losses will be allocated proportionately to all Classes of Senior Certificates based on the amount of Current Interest otherwise distributable on the Senior Certificates on such Distribution Date.

A “Prepayment Interest Shortfall” with respect to any Asset and any Distribution Date is the amount by which one month’s interest at the applicable Mortgage Rate on such Asset as to which a voluntary prepayment has been made exceeds the amount of interest actually received in connection with such prepayment.

The “Due Period” with respect to any Asset and any Distribution Date is the period beginning on the second day of the calendar month preceding the month in which such Distribution Date occurs and ending on the first day of the calendar month in which such Distribution Date occurs.

Class A-IO Certificate Notional Principal Balance

The Class Notional Principal Balance for the Class A-IO Certificates for a Distribution Date will equal the lesser of (i) the applicable notional principal balance for that distribution date as set forth in the schedule below, and (ii) the sum of the aggregate principal balance of the Assets (as reduced by losses and prepayments on the Assets) and the amount on deposit in the Pre-Funding Account, if any, on that Distribution Date. The Class Notional Principal Balance of the Class A-IO Certificates is used to calculate interest distributions on the Class A-IO Certificates only and does not represent the right to receive any distributions of principal. Except for distributions of interest that constitute Interest Distribution Shortfall Amounts, no interest on the Class A-IO Certificates will be distributed after the Distribution Date in                             .

Class A-IO Certificate Notional Principal Balance Schedule

Distribution Date	Notional Balance	Distribution Date	Notional Balance

If on a particular Distribution Date, the Available Distribution Amount applied in the order described below under “—Priority of Distributions” is not sufficient to make a full distribution of the Interest Distribution Amount to the Certificates (an “Interest Distribution Shortfall Amount”), interest will be distributed on each Certificate of equal priority pro rata based on the amount of interest it would otherwise have been entitled to receive in the absence of such shortfall. Any Interest Distribution Shortfall Amount will be carried forward and added to the amount which holders of each such Class of Certificates will be entitled to receive on the next Distribution Date. An Interest Distribution Shortfall Amount could occur, for example, if losses realized on the Assets were exceptionally high or were concentrated in a particular month. Any Interest Distribution Shortfall Amount so carried forward will not bear interest.

Determination of LIBOR

On the second LIBOR Business Day (as defined below) preceding the commencement of each Accrual Period (each such date, a “LIBOR Determination Date”),                     , as the calculation agent (the “Calculation Agent”), will determine the London interbank offered rate (“LIBOR”) in the following manner.

(a) LIBOR for any Accrual Period shall equal the offered rate, as determined by the Calculation Agent, for U.S. dollar deposits of one-month maturity that appears on the Dow Jones Telerate Page 3750 (or such other page as may replace Page 3750 for the purpose of displaying comparable rates), as reported by Bloomberg Financial Markets Commodities News, as of 11:00 a.m. (London time) on the applicable LIBOR Determination Date.

(b) If, on any LIBOR Determination Date, such rate does not appear on Page 3750 (or such other page as may replace such Page 3750 for the purpose of displaying comparable rates), as reported by Bloomberg Financial Markets Commodities News, the Calculation Agent

shall determine the arithmetic mean of the offered quotations of the Reference Banks to prime banks in the London interbank market for U.S. dollar deposits of one month (except that in the case where such Accrual Period shall commence on a day that is not a LIBOR Business Day, for a term of one month commencing on the next following LIBOR Business Day), by reference to requests for quotations as of approximately 11:00 a.m. (London time) on such LIBOR Determination Date made by the Calculation Agent to the Reference Banks. If, on any LIBOR Determination Date, at least two of the Reference Banks provide such quotations, LIBOR shall equal such arithmetic mean. If, on any LIBOR Determination Date, fewer than two Reference Banks provide such quotations, LIBOR shall be deemed to be the arithmetic mean of the offered quotations that leading banks in New York City selected by the Calculation Agent (after consultation with the Depositor) are quoting on the relevant LIBOR Determination Date for U.S. dollar deposits for the term of such Accrual Period (except that in the case where such Accrual Period shall commence on a day that is not a LIBOR Business Day, for a term of one month commencing on the next following LIBOR Business Day), to the principal London offices of leading banks in the London interbank market.

(c) If the Calculation Agent is required but is unable to determine a rate in accordance with either of the procedures described in clauses (a) or (b) above, LIBOR with respect to such Accrual Period shall be the arithmetic mean of the offered quotations of the Reference Dealers as of 10:00 a.m. (New York time) on the first day of such Accrual Period for negotiable U.S. dollar certificates of deposit of major U.S. money market banks having a remaining maturity closest to one month.

(d) If the Calculation Agent is required but is unable to determine a rate in accordance with any of the procedures described in clauses (a), (b) or (c) above, the Calculation Agent shall designate an alternative index that has performed, or that the Calculation Agent expects to perform, in a manner substantially similar to LIBOR as determined above. The Calculation Agent shall select a particular index as the alternative index only if it receives an opinion of counsel (furnished at the expense of the Trust Fund) that the selection of such index will not cause any REMIC to lose its classification as a REMIC for federal income tax purposes.

(e) For purposes of Sections (a) and (c) above, all percentages resulting from such calculations shall be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point. For the purposes of Section (b) above, all percentages resulting from such calculations shall be rounded, if necessary, to the nearest one thirty-second of a percentage point.

(f) The establishment of LIBOR (or an alternative index) by the Calculation Agent for the relevant Accrual Period, in the absence of manifest error, will be final and binding.

The establishment of LIBOR on each LIBOR Determination Date by the Calculation Agent and the Calculation Agent’s calculation of the Pass-Through Rate applicable to each Class of Floating Rate Certificates for the related Accrual Period will, in the absence of manifest error, be final and binding.

LIBOR for the first Distribution Date will be determined two Business Days prior to the Closing Date.

Distributions of Principal

All payments and other amounts received in respect of principal of the Assets will be allocated between the Senior Certificates and the Subordinate Certificates as follows:

Senior Principal Distribution Amount

On each Distribution Date, the Senior Principal Distribution Amount will be distributed as principal on the Senior Certificates.

The “Senior Principal Distribution Amount” for any Distribution Date will equal the sum of:

(a) the Senior Percentage of all amounts described in clauses (a) through (d) of the definition of “Formula Principal Amount” for such Distribution Date;

(b) with respect to each Asset that became a Liquidated Asset during the calendar month preceding the month of such Distribution Date, the lesser of (x) the Senior Percentage of the Scheduled Principal Balance of such Asset and (y) either (A) the Senior Prepayment Percentage, or (B) if an Excess Loss was sustained with respect to such Liquidated Asset during such prior calendar month, the Senior Percentage of the amount of the Liquidation Proceeds allocable to principal received with respect to such Asset; and

(c) the Senior Prepayment Percentage of the amounts described in clause (d) of the definition of “Formula Principal Amount” for such Distribution Date.

The “Formula Principal Amount” for any Distribution Date will equal the sum of the following amounts:

(a) the principal portion of each Scheduled Monthly Payment (without giving effect, prior to the Bankruptcy Coverage Termination Date, to any reductions thereof caused by any Debt Service Reductions or Deficient Valuations) due on each Mortgage Loan on the related Due Date;

(b) the Scheduled Principal Balance of each Mortgage Loan that was repurchased by the Seller or the Servicer pursuant to this Agreement as of such Distribution Date;

(c) the Substitution Adjustment Amount in connection with any Deleted Mortgage Loan received with respect to such Distribution Date;

(d) any Insurance Proceeds or other proceeds allocable to recoveries of principal of Mortgage Loans that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of such Distribution Date;

(e) with respect to each Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of such Distribution Date, the amount of the other proceeds allocable to principal received during the calendar month preceding the month of such Distribution Date; and

(f) all Principal Prepayments received during the related Prepayment Period.

The “Senior Percentage” as of any Distribution Date will equal the percentage equivalent of a fraction, the numerator of which is the aggregate of the Class Principal Amounts of the Senior Certificates (other than the Class A-IO Certificates) as of such date and the denominator of which is the aggregate of the Class Principal Amounts of all Classes of Certificates (other than the Class A-IO certificates) as of such date.

The “Senior Prepayment Percentage” as of any Distribution Date will equal:

•	for any Distribution Date during the five years beginning on the first Distribution Date, 100%;

•	for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date, except as otherwise provided herein:

•	for any Distribution Date in the first year thereafter, the Senior Percentage plus [ - ]% of the Subordinate Percentage for such Distribution Date,

•	for any Distribution Date in the second year thereafter, the Senior Percentage plus [ - ]% of the Subordinate Percentage for such Distribution Date,

•	for any Distribution Date in the third year thereafter, the Senior Percentage plus [ - ]% of the Subordinate Percentage for such Distribution Date;

•	for any Distribution Date in the fourth year thereafter, the Senior Percentage plus [ - ]% of the Subordinate Percentage for such Distribution Date, and

•	for any Distribution Date thereafter, the Senior Percentage for such Distribution Date (unless on any Distribution Date the Senior Percentage exceeds the initial Senior Percentage, in which case the Senior Prepayment Percentage for such Distribution Date will once again equal 100%).

Notwithstanding the foregoing, no decrease in the Senior Prepayment Percentage will occur unless both of the Senior Step Down Conditions are satisfied.

The “Subordinate Percentage” as of any Distribution Date will equal 100% minus the Senior Percentage for such Distribution Date.

The “Excess Loss” as of any date of determination will equal the sum of any fraud losses, special hazard losses or bankruptcy losses realized after certain dates specified in the Pooling and Servicing Agreement.

The “Senior Step Down Conditions” consist of the following:

•	As of the first Distribution Date as to which any decrease in the Senior Prepayment Percentage applies, (i) the outstanding principal balance of all Assets delinquent 60 days or more (averaged over the preceding six-month period), as a percentage of the aggregate principal balance of the Subordinate Certificates on such Distribution Date, does not equal or exceed [ - ]% and (ii) cumulative Realized Losses with respect to the Assets do not exceed

•	with respect to the Distribution Date on the fifth anniversary of the first Distribution Date, [ - ]% of the Original Subordinate Principal Amount,

•	with respect to the Distribution Date on the sixth anniversary of the first Distribution Date, [ - ]% of the Original Subordinate Principal Amount,

•	with respect to the Distribution Date on the seventh anniversary of the first Distribution Date, [ - ]% of the Original Subordinate Principal Amount,

•	with respect to the Distribution Date on the eighth anniversary of the first Distribution Date, [ - ]% of the Original Subordinate Principal Amount, and

•	with respect to the Distribution Date on the ninth anniversary of the first Distribution Date, [ - ]% of the Original Subordinate Principal Amount.

The “Original Subordinate Principal Amount” equals the aggregate of the Class Principal Amount of the Subordinate Certificates as of the Closing Date.

Subordinate Principal Distribution Amount

Except as provided in the next paragraph, from the Available Distribution Amount remaining after the payment of interest and principal to the Senior Certificates and any Subordinate Certificate ranking in higher priority as described in “—Priority of Distributions,” each class of Subordinate Certificates will be entitled to receive on each Distribution Date, first, payments in respect of interest and second, its pro rata share of the Subordinate Principal Distribution Amount. Distributions of principal of the Subordinate Certificates will be made on each Distribution Date sequentially to the Classes of Subordinate Certificates in order of their numerical Class designations, beginning with the Class M-1 Certificates, until each such class has received its pro rata share for such Distribution Date. Distributions to each such Class’s share of the Subordinate Principal Distribution Amount will be made only after payment of interest and principal to each class ranking senior to such Class, and interest to such Class, have been paid. See “—Priority of Distributions” below.

With respect to each Class of Subordinate Certificates, if on any Distribution Date the sum of the Class Subordination Percentage of such Class and the aggregate Class Subordination Percentage of all classes of Subordinate Certificates which have higher numerical Class designations than such Class is less than the Applicable Credit Support Percentage for such Class on the date of issuance of the Certificates, no distribution of principal prepayments will be made to such Class and the amount otherwise distributable to such Class in respect of principal prepayments will be allocated among the remaining Classes of Subordinate Certificates, based upon their respective Class Principal Amounts and distributed in the order described pro rata above.

The “Applicable Credit Support Percentage” for each class of Subordinate Certificates on any Distribution Date will equal the sum of the related Class Subordination Percentage of such Class and the aggregate Class Subordination Percentage of all other Classes of Subordinate Certificates having higher numerical Class designations than such Class.

The “Class Subordination Percentage:” each class of Subordinate Certificates on any Distribution Date will equal a fraction (expressed as a percentage), the numerator of which is the Class Principal Amount of such Class immediately before such Distribution Date and the denominator of which is the aggregate Class Principal Amount of all Classes of Certificates immediately before such Distribution Date.

The approximate original Applicable Credit Support Percentages for the Subordinate Classes of Certificates on the date of issuance of such Certificates are expected to be as follows:

Class M-1	[	]%
Class M-2	[	]%
Class B-1	[	]%
Class B-2	[	]%

The “Subordinate Principal Distribution Amount” for each Distribution Date is an amount equal to the sum, not less than zero, of the sum of:

•	the Subordinate Percentage of all amounts described in clauses (a) through (d) of the definition of “Formula Principal Amount” for such Distribution Date;

•	with respect to each Asset that became a Liquidated Asset during the calendar month preceding the month of such Distribution Date, the amount of the Liquidation Proceeds allocated to principal received with respect thereto remaining after application thereof pursuant to clause (b) of the definition of Senior Principal Distribution Amount, up to the Subordinate Percentage of the Scheduled Principal Balance of such Asset; and

•	the Subordinate Prepayment Percentage of all amounts described in clause (f) of the definition of “Formula Principal Amount” for such Distribution Date.

The “Subordinate Prepayment Percentage” for each Distribution Date is 100% minus the Senior Prepayment Percentage for such Distribution Date.

The “Class M-1 Principal Distribution Amount” for any Distribution Date will equal

•	as long as any Class A Certificates (other than the Class A-IO Certificates) remain outstanding, zero; and

•	on any other Distribution Date, the Subordinate Principal Distribution Amount until the Class M-1 Class Principal Amount has been reduced to zero.

The “Class M-2 Principal Distribution Amount” for a Distribution Date will equal

•	as long as any Class A Certificates (other than the Class A-IO Certificates) or any Class M-1 Certificates remain outstanding, zero; and

•	on any other Distribution Date, the Subordinate Principal Distribution Amount until the Class M-2 Class Principal Amount has been reduced to zero.

The “Class B-1 Principal Distribution Amount” for any Distribution Date will equal

•	as long as any Class A Certificates (other than the Class A-IO Certificates) or any Class M Certificates remain outstanding, zero; and

•	on any other Distribution Date, the Subordinate Principal Distribution Amount until the Class B-1 Class Principal Amount has been reduced to zero.

The “Class B-2 Principal Distribution Amount” for any Distribution Date will equal

•	as long as any Class A Certificates (other than the Class A-IO Certificates), any Class M Certificates or any Class B-1 Certificates remain outstanding, zero; and

•	on any other Distribution Date, the Subordinate Principal Distribution Amount until the Class B-2 Class Principal Amount has been reduced to zero.

The principal distribution percentage for any Class is the percentage derived from the fraction, which shall not be greater than 1, the numerator of which is the Certificate Principal Amount of such Class, as adjusted for any Applied Loss Amounts, immediately prior to the related Distribution Date, and the denominator of which is the sum of the aggregate Certificate Principal Amounts, as adjusted for Applied Loss Amounts, of all other Classes of Certificates immediately prior to such Distribution Date.

Priority of Distributions

On each Distribution Date the Available Distribution Amount (less amounts paid to the holders of the Class P Certificates) will be distributed in the following amounts and in the following order of priority:

(1) first, concurrently, to each class of the Class A Certificates, their Interest Distribution Amount for such Distribution Date and any accrued but unpaid Interest Distribution Shortfall Amounts;

(2) second, to the Class M-1 Certificates, their Interest Distribution Amount for such Distribution Date and any accrued but unpaid Interest Distribution Shortfall Amounts;

(3) third, to the Class M-2 Certificates, their Interest Distribution Amount for such Distribution Date and any accrued but unpaid Interest Distribution Shortfall Amounts;

(4) fourth, to the Class B-1 Certificates, their Interest Distribution Amount for such Distribution Date and any accrued but unpaid Interest Distribution Shortfall Amounts;

(5) fifth, to the Class B-2 Certificates, their Interest Distribution Amount for such Distribution Date and any accrued but unpaid Interest Distribution Shortfall Amounts;

(6) sixth, concurrently, to each class of the Class A Certificates (other than Class A-IO Certificates), any Senior Principal Distribution Amounts remaining unpaid from previous Distribution Dates, to be allocated among the Class A Certificates (other than Class A-IO Certificates) pro rata based on their respective unpaid Senior Principal Distribution Amounts;

(7) seventh, to the Class A Certificates (other than Class A-IO Certificates), the Senior Principal Distribution Amount, allocated in the following sequential order:

•	first, to the Class A-1 Certificates in reduction of their Certificate Principal Amounts, until reduced to zero; and

•	second, to the Class A-2 Certificates in reduction of their Certificate Principal Amounts, until reduced to zero;

provided, however, that on any distribution date on which the Pool Scheduled Principal Balance is less than the aggregate Certificate Principal Amount of the Class A Certificates (other than Class A-IO Certificates) immediately prior to the related Distribution Date, the Senior Principal Distribution Amount will be allocated among the Class A Certificates (other than the Class A-IO Certificates) pro rata based upon their respective Certificate Principal Amounts;

(8) eighth, to the Class M-1 Certificates, interest on any Applied Loss Amount allocated to the Class M-1 Certificates on or before the related Distribution Date at the Pass-Through Rate for the Class M-1 Certificates, any Class M-1 Principal Distribution Amount remaining unpaid from previous Distribution Dates and any Class M-1 Principal Distribution Amount until the Class M-1 Class Principal Amount is reduced to zero;

(9) ninth, to the Class M-2 Certificates, interest on any Applied Loss Amount allocated to the Class M-2 Certificates on or before the related Distribution Date at the Pass-Through Rate for the Class M-2 Certificates, any Class M-2 Principal Distribution Amount remaining unpaid from previous Distribution Dates and any Class M-2 Principal Distribution Amount until the Class M-2 Class Principal Amount is reduced to zero;

(10) tenth, to the Class B-1 Certificates, interest on any Applied Loss Amount allocated to the Class B-1 Certificates on or before the related Distribution Date at the Pass-Through Rate for the Class B-1 Certificates, any Class B-1 Principal Distribution Amount remaining unpaid from previous Distribution Dates and any Class B-1 Principal Distribution Amount until the Class B-1 Class Principal Amount is reduced to zero;

(11) eleventh, to the Class B-2 Certificates, interest on any Applied Loss Amount allocated to the Class B-2 Certificates on or before the related Distribution Date at the Pass-Through Rate for the Class B-2 Certificates, any Class B-2 Principal Distribution Amount remaining unpaid from previous Distribution Dates and any Class B-2 Principal Distribution Amount until the Class B-2 Class Principal Amount is reduced to zero;

(12) twelfth, sequentially (A) to each class of Class A Certificates (other than the Class A-IO Certificates) in the manner provided in paragraph (7) above, (B) to the Class M-1 Certificates, (C) to the Class M-2 Certificates, (D) to the Class B-1 Certificates and (E) to the Class B-2 Certificates, in that order, the Overcollateralization Build Amount for such Distribution date, in reduction of the Certificate Principal Amount of each Class until it has been reduced to zero;

(13) thirteenth, to the Class X Certificates, the amount distributable thereon pursuant to the Pooling and Servicing Agreement; and

(14) fourteenth, finally, any remainder to the Class R Certificates.

The “Overcollateralization Build Amount” for any Distribution Date will be the positive difference, if any, between the Target Overcollateralization Amount and the Current Overcollateralization Amount.

The “Target Overcollateralization Amount” means with respect to (i) any Distribution Date prior to the Cross-over Date,             % of the Pool Scheduled Principal Balance of the Assets as of             , and (ii) for any other Distribution Date, the lesser of (x)             % of the Scheduled Principal Balance of the Assets as of             , and (y)             % of the then-current Pool Scheduled Principal Balance of the Assets; provided, however, that in no event shall the Target Overcollateralization Amount be less than             % of the Pool Scheduled Principal Balance of the Assets as of             .

The “Current Overcollateralization Amount” with respect to any Distribution Date means the positive difference, if any, between the Pool Scheduled Principal Balance of the Assets and the aggregate Certificate Principal Amount of all then-outstanding Classes of Certificates (other than the Class A-IO Certificates).

The “Cross-over Date” will be the later to occur of

•	the Distribution Date occurring in and

•	the first Distribution Date on which the percentage equivalent of a fraction, which shall not be greater than 1, the numerator of which is the aggregate Class

Principal Amounts (as adjusted for Applied Loss Amounts), of the Subordinate Certificates for the related Distribution Date and the denominator of which is the Pool Scheduled Principal Balance on the related Distribution Date, equals or exceeds              times the percentage equivalent of a fraction, which shall not be greater than 1, the numerator of which is the initial aggregate Class Principal Amounts (as adjusted for Applied Loss Amounts), of the Subordinate Certificates and the denominator of which is the Pool Scheduled Principal Balance as of the Cut-off Date.

The “Pool Scheduled Principal Balance” for any Distribution Date is the aggregate of the Scheduled Principal Balances of the Assets, plus the amount, if any, on deposit in the Pre-Funding Account. The “Pool Scheduled Principal Balance” on any date of determination that is not a Distribution Date shall be the Pool Scheduled Principal Balance for the next upcoming Distribution Date.

Credit Enhancement

Credit enhancement for the Offered Certificates consists of, in addition to the subordination of the Subordinate Certificates, the priority of application of Realized Losses, excess interest and overcollateralization, in each case as described herein.

Subordination

The rights of holders of the Subordinate Certificates to receive distributions with respect to the Assets will be subordinated, to the extent described herein, to such rights of holders of each Class of Offered Certificates having a higher priority of distribution, as described under “—Distributions of Interest” and “—Distributions of Principal” above. This subordination is intended to enhance the likelihood of regular receipt by holders of Offered Certificates having a higher priority of distribution of the full amount of interest and principal distributable on such Certificates, and to afford such certificateholders limited protection against Realized Losses incurred with respect to the Assets.

The limited protection afforded to holders of the Class A, Class M-1, Class M-2 and Class B-1 Certificates (and to a limited extent, the Class B-2 Certificates) by means of the subordination of Subordinate Certificates having a lower priority of distribution will be accomplished by the preferential right of holders of Offered Certificates to receive, prior to any distribution in respect of interest or principal, respectively, being made on any Distribution Date in respect of Certificates having a lower priority of distribution, the amounts of interest and principal available for distribution, respectively, on such Distribution Date.

Application of Realized Losses

If an Asset becomes a Liquidated Asset during any Prepayment Period, the related Net Liquidation Proceeds, to the extent allocable to principal, may be less than the outstanding principal balance of such Asset. The amount of such insufficiency is a “Realized Loss.” Realized Losses on Assets will have the effect of reducing amounts distributable in respect of, first, the Class X Certificates (both through the application of monthly excess interest to fund such deficiency and through a reduction in the Overcollateralization Amount for the related Distribution Date); second, the Class B-2 Certificates; third, the Class B-1 Certificates; fourth, the Class M-2 Certificates; and fifth, the Class M-1 Certificates before reducing amounts distributable in respect of the Senior Certificates. “Net Liquidation Proceeds” for a defaulted Asset consist of all amounts, net of (1) unreimbursed expenses related to such Asset and (2) unreimbursed Monthly Advances and servicing advances related to such Asset, received and retained in connection with the liquidation of such defaulted Assets, through Insurance Proceeds or condemnation proceeds, by foreclosure or otherwise, together with any net proceeds received on a monthly basis with respect to any mortgaged property or other secured property acquired on behalf of the certificateholders by foreclosure or deed in lieu of foreclosure. A “Liquidated Asset” is, in general, a defaulted Asset as to which a Servicer has certified that it has received all amounts that it expects to receive in respect of such Asset.

To the extent that Realized Losses are incurred, those Realized Losses will reduce the Pool Scheduled Principal Balance, and thus may reduce the Current Overcollateralization Amount. As described herein, the Current Overcollateralization Amount is increased and maintained by application of Monthly Excess Cashflow to make distributions of principal on the Offered Certificates (other than the Class A-IO Certificates).

If on any Distribution Date, after giving effect to all distributions on the Certificates on such Distribution Date, the aggregate Certificate Principal Amount of the Certificates exceeds the Pool Scheduled Principal Balance for such Distribution Date (such excess, an “Applied Loss Amount”), the Certificate Principal Amounts of the Subordinate Certificates will be reduced in inverse order of priority of distribution. Applied Loss Amounts will be allocated in reduction of the Class Principal Amount of first, the Class B-2 Certificates, until their Class Principal Amount has been reduced to zero; second, the Class B-1 Certificates, until their Class Principal Amount has been reduced to zero; third, the Class M-2 Certificates, until their Class Principal Amount has been reduced to zero; fourth, the Class M-1 Certificates, until their Class Principal Amount has been reduced to zero; and fifth, to the Senior Certificates (other than the Class A-IO Certificates) pro rata on the basis of their respective Class Principal Amounts until their Class Principal Amounts have been reduced to zero.

Holders of Offered Subordinate Certificates will not receive any distributions in respect of Applied Loss Amounts, except to the extent of available Monthly Excess Cashflow as described below.

Excess Interest

The Assets bear interest each month that in the aggregate is expected to exceed the amount needed to pay monthly interest on the related Offered Certificates and the fees and expenses of the Servicers, the Master Servicer and the Trustee. Such excess interest from the Assets each month will be available to absorb Realized Losses on the Assets and to achieve and maintain overcollateralization at the required levels.

Overcollateralization

The Pool Scheduled Principal Balance as of the Cut-off Date will exceed the initial aggregate Class Principal Amount of the Offered Certificates by approximately $            , which represents approximately             % of the Cut-off Date Balance. The weighted average of the net asset rates of the Assets is currently, and generally in the future is expected to be, higher than the weighted average Pass-Through Rate on the Offered Certificates. As described below, the application of interest collections as distributions of principal will cause the aggregate Certificate Principal Amounts of the Offered Certificates to amortize more rapidly than the Pool Scheduled Principal Balance, thus maintaining overcollateralization (i.e., the excess of the Pool Scheduled Principal Balance over the aggregate Class Principal Amount of the Offered Certificates). However, Realized Losses with respect to Assets will reduce overcollateralization, and could result in an overcollateralization deficiency.

Monthly Excess Cashflow

The sum of excess interest for a Distribution Date and the aggregate overcollateralization release amount will constitute the “Monthly Excess Cashflow” for such Distribution Date, which will, on each Distribution Date be distributed in the following order of priority:

[Will be based upon the structure of the specific transaction]

Final Scheduled Distribution Date

The “Final Scheduled Distribution Date” for the each of the Offered Certificates (other than the Class A-IO Certificates) has been determined to be the Distribution Date following the month of the scheduled maturity date of the Asset having the latest scheduled maturity date as of the Cut-off Date. The “Final Scheduled Distribution Date” for the Class A-IO Certificates occurs on the Distribution Date in     . As to each Class (other than the Class A-IO Certificates), the actual final Distribution Date may be earlier or later, and could be substantially earlier, than such Class’s Final Scheduled Distribution Date.

YIELD, PREPAYMENT AND WEIGHTED AVERAGE LIFE CONSIDERATIONS

Yield and Prepayments

General

The effective yield to maturity to the holders of the Offered Certificates will be affected by the rate of principal payments on the Assets and the application of excess interest to retire the Class Principal Amounts of the Certificates. In particular, prepayments (which may include amounts received by virtue of purchase, condemnation, insurance or foreclosure) and resulting Net Prepayment Interest Shortfalls may affect a holder’s yield to maturity. Other factors that may affect yields to maturity include the extent to which Assets bearing higher Mortgage Rates prepay at a more rapid rate than Assets with lower Mortgage Rates, the amount and timing of borrower delinquencies and defaults resulting in Realized Losses and the purchase price for the Offered Certificates.

If the purchaser of a Certificate offered at a discount from its initial principal amount calculates its anticipated yield to maturity (or early termination) based on an assumed rate of payment of principal that is faster than that actually experienced on the related Assets, the actual yield may be lower than that so calculated. Conversely, if the purchaser of a Certificate offered at a premium, particularly a Class A-IO Certificate, calculates its anticipated yield based on an assumed rate of payment of principal that is slower than that actually experienced on the related Assets, the actual yield may be lower than that so calculated.

The rate of principal payments on the Assets will also be affected by the amortization schedules of the Assets, the rate and timing of prepayments thereon by the borrowers, liquidations of defaulted Assets and repurchases of Assets due to certain breaches of representations and warranties or defective documentation. The timing of changes in the rate of prepayments, liquidations and purchases of the related Assets may, and the timing of Realized Losses will, significantly affect the yield to maturity to an investor, even if the average rate of principal payments experienced over time is consistent with an investor’s expectation. Prepayments, liquidations and purchases of Assets will result in distributions to holders of the related Certificates of principal amounts that would otherwise be distributed over the remaining terms of such Assets. The rate of defaults on the Assets will also affect the rate and timing of principal payments on the Assets. In general, defaults on assets are expected to occur with greater frequency in their early years.

The yields to investors in the Offered Certificates will be affected by the exercise by the Master Servicer of its right to purchase the Assets, as described under “The Pooling and Servicing Agreement—Optional Termination” in this prospectus supplement. [The yields to investors in the Offered Certificates will be affected by the exercise by the holders of the Class          Certificates or the related Servicer of the right to purchase delinquent Assets, as described under “The Pooling and Servicing Agreement—Optional Purchase of Assets” in this prospectus supplement.]

Because the rate and timing of principal payments on the Assets will depend on future events and on a variety of factors (as described more fully herein and in the prospectus under “Maturity, Prepayment and Yield Consideration”), no assurance can be given as to such rate or the timing of principal payments on the Offered Certificates. In general, the earlier a prepayment of principal of the Assets, the greater the effect on an investor’s yield. The effect on an investor’s yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments. In addition, as discussed below, the Pass-Through Rates on the Offered Certificates (other than the Class A-IO Certificates) beginning with the Accrual Period following the first adjustment date may decrease, and may decrease significantly, after the Mortgage Rates on the Assets begin to adjust.

[As described herein, approximately             % of the Assets are Balloon Loans which will have original terms to maturity that are shorter than their amortization schedules, leaving final payments due on their maturity dates that are significantly larger than other monthly payments. The Balloon Loans are generally expected to have original terms to maturity of 30 years. The ability of a borrower to repay a Balloon Loan at maturity frequently will depend on the borrower’s ability to refinance the loan. Investors should consider that they will bear any loss on a Balloon Loan as a result of the borrower’s inability to refinance the loan, to the extent not covered by the applicable credit enhancement described herein.]

[As described herein, approximately             % of the Assets do not provide for monthly payments of principal for the first              years following origination. Instead, only monthly payments of interest are due during such period. Other considerations aside, due to such characteristics, borrowers may be disinclined to prepay such loans during such ten-year period. In addition, because no principal is due on such loans for their initial ten-year period, the Class Principal Amounts of the Offered Certificates will amortize at a slower rate during such period than would otherwise be the case. Thereafter, when the monthly payments on such Assets are recalculated on the basis of a twenty year, level payment amortization schedule, principal payments on the Offered Certificates are expected to increase correspondingly, and, in any case, at a faster rate than if payments on the related Assets were calculated on the basis of a 30 year amortization schedule. Notwithstanding the foregoing, no assurance can be given as to any prepayment rate on such Assets.]

Prepayments

The rate of prepayments on the Assets will depend on future events and a variety of factors and, therefore, cannot be predicted. Principal prepayments may be influenced by a variety of economic, geographic, demographic, social, tax, legal and other factors, including the credit quality of the Assets. In general, if prevailing interest rates fall below the interest rates on the Assets, the Assets are likely to be subject to higher prepayments than if prevailing rates remain at or above the interest rates on the Assets. Conversely, if prevailing interest rates rise above the interest rates on the Assets, the rate of prepayment would be expected to decrease. Other factors affecting prepayment of the Assets include such factors as changes in borrowers’ housing needs, job transfers, unemployment, borrowers’ net equity in the mortgaged properties, changes in the values of mortgaged properties, mortgage market interest rates and servicing decisions. The Assets generally have due-on-sale clauses.

Adjustable Rate Assets and Fixed Rate assets may experience different rates of prepayment. Approximately             % of the Assets that are Adjustable Rate Assets have Mortgage Rates that provide for a fixed interest rate during an initial period of              and              years from the date of the origination and thereafter provide for adjustments to the Mortgage Rates on a [semi-annual] basis. When such Adjustable Rate Assets begin their adjustable period, increases and decreases in the Mortgage Rate on the Asset will be limited by the Periodic Cap, except in the case of the first adjustment, the Maximum Rate and the Minimum Rate, if any, and will be based on the applicable Index in effect on the applicable date prior to the related Adjustment Date plus the applicable Gross Margin. The applicable Index may not rise and fall consistently with Mortgage Rates. As a result, the Mortgage Rates on the Adjustable Rate Assets at any time may not equal the prevailing interest rates of similar adjustable rate loans, and accordingly the prepayment rate may be lower or higher than would otherwise be anticipated. Moreover, each Adjustable Rate Asset has a Maximum Rate, and each Adjustable Rate Asset has a Minimum Rate, which in some cases is equal to the related Gross Margin. Further, some borrowers who prefer the certainty provided by fixed rate assets may nevertheless obtain adjustable rate assets at a time when they regard the interest rates (and, therefore, the payments) on fixed rate assets as unacceptably high. These borrowers may be induced to refinance adjustable rate assets when the interest rates and monthly payments on comparable fixed rate assets decline to levels which these borrowers regard as acceptable, even though such interest rates and monthly payments may be significantly higher than the current interest rates and monthly payments on the borrowers’ adjustable rate assets.

The ability to refinance an asset will depend on a number of factors prevailing at the time refinancing is desired, including, without limitation, real estate values, the borrower’s financial situation, prevailing interest rates, the borrower’s equity in the related mortgaged property or other secured property, tax laws and prevailing general economic conditions. In addition, Prepayment Premiums may have the effect of reducing the amount or the likelihood of prepayment of the related Assets during the applicable Penalty Period. Approximately             % of the Assets are subject to Prepayment Premiums during intervals ranging from              months to              years following origination, as described under “Description of the Asset Pool—General” herein.

From time to time, areas of the United States may be affected by flooding, severe storms, landslides, wildfires, earthquakes or other natural disasters. Under the Pooling and Servicing Agreement, the Seller will represent and warrant that as of the Closing Date each mortgaged property or other secured property was free of material damage. In the event of an uncured breach of this representation and warranty that materially and adversely affects the interests of certificateholders, the Seller will be required to repurchase the affected Asset or substitute another asset therefor. If any damage caused by flooding, storms, wildfires, landslides or earthquakes (or other cause) occurs after the Closing Date, the Seller will not have any repurchase obligation. In addition, the standard hazard policies covering the mortgaged properties generally do not cover damage caused by earthquakes, flooding and landslides, and earthquake, flood or landslide insurance may not have been obtained with respect to such mortgaged properties. As a consequence, Realized Losses could result. To the extent that the insurance proceeds received with respect to any damaged mortgage properties or other secured properties are not applied to the restoration thereof, the proceeds will be used to prepay the related Assets in whole or in part. Any repurchases or repayments of Assets may reduce the weighted average lives of the Offered Certificates and will reduce the yields on the Offered Certificates to the extent they are purchased at a premium.

Overcollateralization

The yields of the Offered Certificates will be affected by the application of Monthly Excess Cashflow as described herein and by the amount of overcollateralization. The amount of Monthly Excess Cashflow will be affected by the delinquency, default and prepayment experience of the Assets. There can be no assurance as to whether overcollateralization will be maintained at the levels described herein.

As described herein, excess interest will be applied, to the extent available, as an additional payment of principal on the Offered Certificates to maintain limited overcollateralization. The level of excess interest available on any Distribution Date will be influenced by, among other things:

•	The overcollateralization level of the Assets. This means the extent to which interest on the Assets is accruing on a higher principal balance than the Certificate Principal Amounts of the Certificates;

•	The loss experience of the Assets. For example, excess interest will be reduced as a result of Realized Losses on the Assets; and

•	The extent to which the weighted average Net Mortgage Rates of the Assets exceed the weighted average of Pass-Through Rates of the Offered Certificates.

No assurances can be given as to the amount or timing of excess interest distributable on the Certificates.

Subordination of the Offered Subordinate Certificates

As described herein, Certificates having a relatively higher priority of distribution will have a preferential right to receive distributions of interest to the extent of the Interest Distribution Amount and principal to the extent of the Principal Distribution Amount. In addition, Applied Loss Amounts will be allocated to the Class B-2, Class B-1, Class M-2 and Class M-1 Certificates in inverse order of seniority. As a result, the yields of the Offered Subordinate Certificates will be more sensitive, in varying degrees, to delinquencies and losses on the Assets than the yields of more senior Certificates.

Sensitivity of the Class A-IO Certificates

The yields of the Class A-IO Certificates will be extremely sensitive to the rate and timing of principal prepayments on the related Assets. The Class A-IO Certificates will have no principal amount and therefore are offered at a premium. The Class Notional Principal Amount of the Class A-IO Certificates will decrease according to a schedule as described herein. After the Distribution Date in                      the Class Notional Principal Amount of the Class A-IO Certificates will be zero, and the Class A-IO Certificates will not be entitled to distributions in respect of Current Interest.

In the event that the Assets prepay at an extremely rapid rate resulting in a decline in the Pool Scheduled Principal Balance below the applicable scheduled Class Notional Principal Balance, investors in such Certificates could fail to recover their initial investments. Prospective investors in the Class A-IO Certificates should carefully consider the risk that a faster than anticipated rate of prepayments on the Assets could result in actual yields that are lower than the anticipated yields, and could result in the failure of such investors to fully recover their initial investments.

To illustrate the significance of prepayments on the yields on the Class A-IO Certificates, the following table indicates the pre-tax yields to maturity (on a corporate bond equivalent basis) and weighted average lives under the specified assumptions at the percentages of the Prepayment Assumption. The yields shown were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the Class A-IO Certificates, would cause the discounted present value of such assumed streams of cash flows to equal the assumed aggregate purchase price of such class and converting such monthly rates to corporate bond equivalent rates. These calculations do not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on such Class of Certificates and consequently do not purport to reflect the return on any investment in such Class of Certificates when such reinvestment rates are considered. The weighted average lives shown were determined by (1) multiplying the net reduction, if any, of the Class Notional Principal Amount by the number of years from the date of issuance of the Class A-IO Certificates to the related Distribution Date, (2) adding the results and (3) dividing the sum by the aggregate of the net reductions of the Class Notional Principal Amount described in clause (1) above. It is unlikely that any of the Assets will prepay at any of the assumed constant rates shown or at any other constant rate until maturity. Such weighted average lives are shown for illustrative purposes only. The Class A-IO Certificates are not entitled to distributions of principal and therefore have no weighted average lives. The timing of changes in the rate of prepayments may significantly affect the actual yields to maturity and weighted average lives, even if the average rate of principal prepayments is consistent with an investor’s expectation.

The following table was prepared on the basis of the characteristics of the assets expected to be included in the pool of Assets, the Modeling Assumptions set forth under “—Weighted Average Life” below, except as described in this paragraph, and the additional assumptions that (1) the applicable assumed purchase price (expressed as a percentage of the Class Notional Principal Amount), exclusive of accrued interest for the Class A-IO Certificates is as set forth below and (2) the initial Class Notional Principal Amount and Pass-Through Rates of the Class A-IO Certificates are as set forth or described herein.

Pre-Tax Yield to Maturity of the Class A-IO Certificates*

(Assumed Purchase Price Percentage of             %)

	Percentage of Prepayment Assumption
	0%	50%	120%	180%	240%
Yield**	%	%	%	%	%
Weighted Average Life in Years

*	Assuming a purchase price of %, plus accrued interest, and further assuming prepayments at approximately 152%, the pre-tax yield to maturity on the Class A-IO Certificates would be approximately 0%.

**	Corporate bond equivalent analysis.

The Assets may not have the characteristics assumed for purposes of the table above, and there can be no assurance that the Assets will prepay at any of the constant rates assumed, that the actual pre-tax yields to maturity and weighted average lives for the Class A-IO Certificates will correspond to any of the calculated yields and weighted average lives shown herein, or that the purchase price of such Class of Certificates will be as assumed. Each investor should make its own determination as to the appropriate assumptions to be used and factors to be considered in deciding whether to purchase a Class A-IO Certificate.

Weighted Average Life

Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of distribution to the investor of each dollar distributed in net reduction of principal of such security (assuming no losses). The weighted average lives of the Offered Certificates will be influenced by, among other things, the rate at which principal of the related Assets is paid, which may be in the form of scheduled amortization, prepayments or liquidations and the amount of excess interest applied in reduction of the Certificate Principal Amounts of the Offered Certificates.

Prepayments on assets are commonly measured relative to a constant prepayment standard or model. The model used in this prospectus supplement for the Assets is a prepayment assumption (the “Prepayment Assumption”) that represents an assumed rate of prepayment each month relative to the then outstanding principal balance of the Assets for the life of such Assets. A 100% Prepayment Assumption for the Assets assumes a constant prepayment rate of 6.00% per annum of the outstanding principal balance of such Assets for the first month following origination of the Asset and approximately an additional 1.27% in each month thereafter for the next eleven months; and in each month thereafter during the life of such Assets, a constant prepayment rate of 20% per annum is assumed. As used in the tables below, a 0% Prepayment Assumption assumes prepayment rates equal to 0% of the Prepayment Assumption, i.e. no prepayments; a 50% Prepayment Assumption assumes prepayment rates equal to 50% of the Prepayment Assumption, and so forth. The Prepayment Assumption does not purport to be either a historical description of the prepayment experience of the Assets or a prediction of the anticipated rate of prepayment of any assets, including the Assets to be included in the Trust.

The tables beginning on page S-36 were prepared based on the following assumptions (collectively, the “Modeling Assumptions”):

•	the initial Class Principal Amounts are as set forth in the table on page S-1 and the Pass-Through Rates are as described herein;

•	each Scheduled Monthly Payment is timely received on the first day of each month commencing in 200 ;

•	principal prepayments are received in full on the last day of each month commencing in 200 and there are no Net Prepayment Interest Shortfalls;

•	there are no defaults or delinquencies on the Assets;

•	Distribution Dates occur on the [ - ] day of each month, commencing in 200 ;

•	there are no purchases or substitutions of Assets;

•	there is no optional termination of the Trust by the Master Servicer (except in the case of Weighted Average Life in Years With Optional Termination);

•	the Certificates are issued on , ;

•	no Prepayment Premiums are collected on the Assets; and

•	[the value of six-month LIBOR Index is %].

The Assets are aggregated into assumed Assets having the characteristics as described in the following chart:

Assumed Asset Characteristics

Asset Type	Principal Balance ($)	Gross Asset Rate (%)	Net Asset Rate (%)	Original Term to Maturity (months)	Remaining Term to Maturity (months)	Next Rate Adjust- ment Date	Maximum Rate (%)	Minimum Rate (%)	Gross Margin (%)	Initial Periodic Cap (%)	Sub-sequent Periodic Rate	Rate Adjust- ment Frequency (months)	Re-maining Amortiza- tion Term (months) (1)	Re-maining Interest Only Term (months) (2)
1
2
3
4
5
6
7
8
9
10
11

(1)	Each Asset has an original amortization that is the same as its original term to maturity[, except for Balloon Loans, substantially all of which have an original amortization of 360 months].

(2)	Assumed Assets which provide for monthly payments of interest at the Mortgage Rate but no payments of principal for a specified term.

The actual characteristics and the performance of the Assets will differ from the assumptions used in constructing the tables set forth below, which are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is not expected that the Assets will prepay at a constant rate until maturity, that all of the Assets will prepay at the same rate or that there will be no defaults or delinquencies on the Assets. Moreover, the diverse remaining terms to maturity and the Mortgage Rate of the Assets could produce slower or faster principal distributions than indicated in the tables at the various percentages of the Prepayment Assumption specified, even if the weighted average remaining term to maturity and the weighted average Mortgage Rates of the Assets are as assumed. Any difference between such assumptions and the actual characteristics and performance of the Assets, or the actual prepayment or loss experience, will cause the percentages of initial Class Principal Amounts outstanding over time and the weighted average lives of the Offered Certificates to differ (which difference could be material) from the corresponding information in the tables for each indicated percentage of the Prepayment Assumption.

Subject to the foregoing discussion and assumptions, the following tables indicate the weighted average lives of the Offered Certificates and set forth the percentages of the initial Class Principal Amounts of the Offered Certificates that would be outstanding after each of the Distribution Dates shown at various percentages of the Prepayment Assumption.

The weighted average life of an Offered Certificate is determined by (1) multiplying the net reduction, if any, of the applicable Class Principal Amount by the number of years from the date of issuance of the Offered Certificate to the related Distribution Date, (2) adding the results and (3) dividing the sum by the aggregate of the net reductions of Class Principal Amount described in (1) above.

Percentage of Initial Class Principal Amount of the Class A-1 and Class A-2

Certificates Outstanding at the Following Percentages of the Prepayment Assumption

	Class A-1 Certificates					Class A-2 Certificates					Class A-3 Certificates
	%	100%	120%	150%	200%	50%	100%	120%	150%	200%	50%	100%	120%	150%	200%
Initial Percentage	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100
Weighted Average Life in Years:
Without Optional Termination
With Optional Termination

Percentage of Initial Class Principal Amount of the Class M-1 and Class M-2

Certificates Outstanding at the Following Percentages of the Prepayment Assumption

	Class M-1 Certificates					Class M-2 Certificates
	50%	100%	120%	150%	200%	50%	100%	120%	150%	200%
Initial Percentage
Weighted Average Life in Years:
Without Optional Termination
With Optional Termination

Percentage of Initial Class Principal Amount of the Class B-1 and Class B-2

Certificates Outstanding at the Following Percentages of the Prepayment Assumption

	Class B-1 Certificates					Class B-2 Certificates
	50%	100%	120%	150%	200%	50%	100%	120%	150%	200%
Initial Percentage
Weighted Average Life in Years:
Without Optional Termination
With Optional Termination

DESCRIPTION OF THE ASSET POOL

General

Except where otherwise specifically indicated, the discussion that follows and the statistical information presented therein is derived solely from the characteristics of the Assets as of                  , 200         (the “Cut-off Date”). Whenever reference is made herein to the characteristics of the Assets or to a percentage of the Assets, unless otherwise specified, that reference is based on the Scheduled Principal Balances of the Assets as of the Cut-off Date (the “Cut-off Date Balance”). The “Scheduled Principal Balance” of any Asset as of any date of determination will be generally equal to its outstanding principal balance as of the Cut-off Date, after giving effect to Scheduled Monthly Payments due on or before such date, whether or not received, reduced by (i) the principal portion of all Scheduled Monthly Payments due on or before the due date in the Due Period immediately preceding such date of determination, whether or not received, and (ii) all amounts allocable to unscheduled principal payments received on or before the last day of the Due Period immediately preceding such date of determination. A “Scheduled Monthly Payment” is the monthly scheduled payment of interest and principal specified in the related loan document for an Asset including any required reductions.

On the Closing Date, the Assets will primarily consist of approximately              [mortgage loans] [apartment cooperative loans] [manufactured housing installment sales contracts and installment loan agreements] [home equity loans] [mortgage pass-through certificates], all of which have original terms to maturity of not more than 30 years, and which have a Cut-off Date Balance (after giving effect to Scheduled Monthly Payments due on such date) of approximately $            . Approximately             % of the Assets in the Trust are fixed rate Assets (“Fixed Rate Assets”) and approximately             % are adjustable rate (“Adjustable Rate Assets”), as described in more detail under “—Adjustable Rate Assets” below. [Interest on the Assets accrues on the basis of a 360-day year consisting of twelve 30-day months].

The Assets will be sold to the Depositor on or before the Closing Date by             ,              and              (each a “Seller”). Each Asset sold by a Seller was either originated by the Seller or its affiliate or previously acquired by the Seller. The Seller and other originators of the Assets include various banks, credit unions, savings and loan and other mortgage lending institutions. The underwriting guidelines generally applied by             ,              and              in originating the Assets are described at “Underwriting Guidelines” below. Each Seller believes that the underwriting guidelines applied by the other originators of the Assets do not materially differ from the summary descriptions included herein at “Underwriting Guidelines.” The Assets will be acquired by the Depositor from the Seller, and the Depositor will, in turn, convey such Assets to the Trust. See “The Pooling and Servicing Agreement—Assignment of Assets” in this prospectus supplement.

Certain documentation with respect to some Assets, including, in some cases, the related mortgage certificate, mortgage or title insurance policy, is unavailable. Except as otherwise noted below, each Seller will make representations and warranties with respect to the Assets. The Depositor will convey to the trust the rights to enforce remedies against the related Seller upon the breach of any such representation and warranty, and the Depositor may make certain other limited representations and warranties in respect of the Assets. See “The Pooling and Servicing Agreement—Assignment of Assets” in this prospectus supplement.

The representations and warranties of the Seller in respect of the Assets generally will have been made as of the date on which the Seller sold the Assets to the Depositor. A substantial period of time may have elapsed between such date and the date of initial issuance of the Certificates. Since the representations and warranties of the Seller do not address events that may occur following the sale of the Assets to the Depositor, the repurchase obligation described below will not arise if, during the period commencing on the date of sale of the Assets, the relevant event occurs that would have given rise to a repurchase obligation had the event occurred prior to sale of the affected Asset. However, the Depositor will not include any Asset in the Trust if anything has come to the Depositor’s attention that would cause it to believe that the representations and warranties of the Seller will not be accurate and complete in all material respects in respect of the related Asset as of the Cut-off Date.

Attributes of the Assets

All of the Assets are secured by [first mortgages or deeds of trust or other similar security instruments creating first liens on residential properties, substantially all of which consist of one-to-four family dwelling units, individual condominium units, or individual units in planned unit developments]. Approximately             % of the Assets were originated under a “no ratio with verified assets” program pursuant to which no credit-related ratios are calculated but the originator does verify borrowers’ assets. Approximately             % of the Assets were originated under a “no income, no asset documentation” program pursuant to which no information was obtained regarding borrowers’ income or employment and there was no verification of the borrowers’ assets.

Pursuant to its terms, each Asset[, other than a loan secured by a condominium unit,] is required to be covered by a standard hazard insurance policy in an amount equal to the lesser of the outstanding principal balance of the Asset or the replacement value of the improvements on the mortgaged property or other secured property. [Generally, a condominium association is responsible for maintaining hazard insurance covering the entire building.] See “Credit Enhancement—Hazard Insurance Policies” in the accompanying prospectus.

The weighted average original Loan-to-Value Ratio of the Assets is         . The “Loan-to-Value Ratio” of an Asset at any time is the ratio of the original loan amount of such Asset at its origination (unless otherwise indicated) to the lesser of (a) the value set forth in the appraisal made in connection with the origination of the related asset or (b) the amount paid by the obligor for the secured property.

[Identified characteristics to be based on actual asset pool and may include, among other things, the following sections.]

[With respect to approximately             % of the Assets, the related originator required the borrower to pledge additional collateral to secure the Asset, including marketable securities or certificates of deposit acceptable to the originator. See generally “Origination and Sale of Assets—Origination of the Assets and Underwriting Standards,” in the accompanying prospectus. The additional collateral will be assigned to the trust but will not be a part of any REMIC.]

[Approximately             % of the Assets have original Loan-to-Value Ratios in excess of 80% (“80+ LTV Loans”). Approximately             % of the 80+ LTV Loans are covered by existing primary mortgage insurance policies.]

[Approximately             % of the Assets will have original terms to maturity that are shorter than their amortization schedules, leaving final payments (“Balloon Payments”) due on their maturity dates that are significantly larger than other monthly payments (such assets, the “Balloon Loans”). The Balloon Loans are generally expected to have original terms to maturity of 30 years. The ability of the borrower to repay a Balloon Loan at maturity frequently will depend on such borrower’s ability to refinance the loan. Any loss on a Balloon Loan as a result of the borrower’s inability to refinance the loan will be borne by certificateholders to the extent not covered by the applicable credit enhancement. None of the Servicers, the Master Servicer or the Trustee will make any Monthly Advances with respect to delinquent Balloon Payments.]

[Approximately             % of the Assets provide for payment by the borrower of a prepayment penalty (each, a “Prepayment Premium”) during the first [six months to five years] after origination (the “Penalty Period”). In any twelve-month period during the Penalty Period, the borrower generally may prepay up to 20% of the original principal balance of an Asset without penalty. The penalty for prepayments in excess of 20% of the original principal balance generally will be equal to six months’ interest on any amount prepaid in excess of 20%. No Prepayment Premium is assessed for any prepayment made after the applicable Penalty Period or if that prepayment is concurrent with the sale of the mortgaged property or other secured property. These Prepayment Premiums may have the effect of reducing the amount or the likelihood of prepayment on the Assets with Prepayment Premiums during the applicable Penalty Period. [Prepayment Premiums either will be distributed to the Class P Certificates or retained by the related Servicer and, accordingly, will not be available to make distributions on the Offered Certificates.]]

Adjustable Rate Assets

[The following section will be modified on a deal-by-deal basis to incorporate the appropriate indices.]

The Adjustable Rate Assets provide for [semi-annual] adjustment of the related Mortgage Rate based on the [Six-Month LIBOR Index] as described under “—The Indices” below. In the case of those Assets that are Adjustable Rate Assets, there will be corresponding adjustments to the monthly payment amount, in each case on each adjustment date applicable thereto (each such date, an “Adjustment Date”); provided that the first such adjustment for approximately         % of the Adjustable Rate Assets will occur after an initial period of approximately              years following origination, and in the case of approximately         % of the Adjustable Rate Assets, approximately              years following origination. Approximately         % of the Adjustable Rate Assets do not have a delayed adjustment date as described above. On each Adjustment Date for a Adjustable Rate Asset, the Mortgage Rate will be adjusted to equal the sum, rounded generally to the next highest or nearest multiple of 1/8%, of the [Six-Month LIBOR Index] and a fixed percentage amount (the “Gross Margin”), provided that the Mortgage Rate on each such Adjustable Rate Asset will not increase or decrease by more than a fixed percentage (ranging from         % to         %) specified in the related loan document (the “Periodic Cap”) on any related Adjustment Date and will not exceed a specified maximum Mortgage Rate over the life of such Asset (the “Maximum Rate”) or be less than a specified minimum Mortgage Rate over the life of such Asset (the “Minimum Rate”). The Mortgage Rate generally will not increase or decrease on the first Adjustment Date by more than a fixed percentage specified in the related loan document (the “Initial Cap”); the Initial Caps range from         % to         % for all of the Adjustable Rate Assets. One each Adjustment Date, the monthly payment amount will be adjusted to an amount that will amortize fully the outstanding principal balance of the related Asset over its remaining term, and pay interest at the Mortgage Rate as so adjusted. Due to the application of the Initial Caps, Periodic Caps and Maximum Rates, the Mortgage Rate on each such Adjustable Rate Asset, as adjusted on any related Adjustment Date, may be less than the sum of the [Six-Month LIBOR Index] and the related Gross Margin, rounded as described herein. See

“—The Indices” below. The Adjustable Rate Assets generally do not permit the related borrower to convert the adjustable Mortgage Rate to a fixed Mortgage Rate.

The Indices

[The following disclosure will be modified on a deal-by-deal basis to incorporate the appropriate indices.]

The Index used in determining the Mortgage Rates for         % of the Adjustable Rate Assets is the average of the interbank offered rates for six-month United States dollar deposits in the London market, calculated as provided in the related loan document (the “Six-Month LIBOR Index”) and as most recently available either as of (1) the first business day a specified period of time prior to such Adjustment Date, (2) the first business day of the month preceding the month of such Adjustment Date or (3) the last business day of the second month preceding the month in which such Adjustment Date occurs, as specified in the related loan document. The Six-Month LIBOR Index and any other index used in determining the Mortgage Rate of any Adjustable Rate Asset is referred to herein as an “Index.” In the event that an Index becomes unavailable or otherwise unpublished, the Master Servicer will select a comparable alternative index over which it has no direct control and which is readily verifiable.

Statistical Characteristics of the Assets

The Assets are expected to have the following approximate aggregate characteristics as of the Cut-off Date. Prior to the issuance of the Certificates, Assets may be removed from the Asset Pool as a result of incomplete documentation or otherwise if the Depositor deems such removal necessary or appropriate.

Number of Assets	_____
Number of Fixed Rate Assets	_____
Percentage of Fixed Rate Assets	_____%
Number of Adjustable Rate Assets	_____
Percentage of Adjustable Rate Assets	_____%
Scheduled Principal Balance:
Aggregate	$_______________
Weighted Average	$_______________
Range	$_____ to $_____
Mortgage Rates:
Weighted Average	_____%
Range	_____% to _____%
Weighted Average Original Term to Maturity (months)	_____
Weighted Average	_____
Range	_____ to _____
Remaining Term to Maturity (months)	_____
Weighted Average	_____
Range	_____ to _____

The weighted average Loan-to-Value Ratio at origination of the Assets is approximately             %, and approximately             % of such Assets have a Loan-to-Value Ratio at origination exceeding 80%.

No more than approximately             % of the Assets are secured by mortgaged properties or other secured properties located in any one zip code area.

The following tables set forth, as of the Cut-off Date, the number, aggregate Scheduled Principal Balance and percentage of the Assets having the stated characteristics shown in the tables in each range. (The sum of the amounts of the aggregate Scheduled Principal Balances and the percentages in the following tables may not equal the aggregates due to rounding.)

Cut-Off Date Scheduled Principal Balances — Assets

Range of Scheduled Principal Balances ($)	Number of Assets	Aggregate Scheduled Principal Balance	Percentage of Assets by Aggregate Scheduled Principal Balance
—		$	%
—
—
—
—
—
—
—
—
—
—
—
—
—
Total:		$	%

The average Cut-off Date Scheduled Principal Balance is approximately $                        .

Mortgage Rates — Assets

Range of Mortgage Rate (%)	Number of Assets	Aggregate Scheduled Principal Balance	Percentage of Assets by Aggregate Scheduled Principal Balance
—		$	%
—
—
—
—
—
—
—
—
Total:		$	%

The weighted average Mortgage Rate is approximately             %.

Original Terms to Maturity — Assets

Range of Original Maturities (months)	Number of Assets	Aggregate Scheduled Principal Balance	Percentage of Assets by Aggregate Scheduled Principal Balance
—		$	%
—
—
Total:		$	%

The weighted average original term to maturity is approximately              months.

Remaining Terms to Maturity — Assets

Range of Original Maturities (months)	Number of Assets	Aggregate Scheduled Principal Balance	Percentage of Assets by Aggregate Scheduled Principal Balance
—		$	%
—
—
Total:		$	%

The weighted average remaining term to maturity is approximately              months.

Original Loan-to-Value Ratios — Assets

Range of Loan-to-Value Ratios (%)	Number of Assets	Aggregate Scheduled Principal Balance	Percentage of Assets by Aggregate Scheduled Principal Balance
—		$	%
—
—
—
—
—
—
—
—
—
Total:		$	%

The weighted average original loan-to-value is approximately             %.

Geographic Distribution — Assets

Geographic Distribution	Number of Assets	Aggregate Scheduled Principal Balance	Percentage of Assets by Aggregate Scheduled Principal Balance
—		$	%
—
—
—
—
—
—
—
—
—
—
Total:		$	%

Property Type — Assets

Property Type	Number of Assets	Aggregate Scheduled Principal Balance	Percentage of Assets by Aggregate Scheduled Principal Balance
Single Family		$	%
Planned Unit Development
Condominium
Two- to Four-Family
Multifamily Mixed use Manufactured Home Cooperative
Other
Total:		$	%

Loan Purpose — Assets

Loan Purpose	Number of Assets	Aggregate Scheduled Principal Balance	Percentage of Assets by Aggregate Scheduled Principal Balance
Purchase
Rate/Term Refinance
Cash Out Refinance
Total:		$	%

Occupancy Status — Assets

Occupancy Status	Number of Assets	Aggregate Scheduled Principal Balance	Percentage of Assets by Aggregate Scheduled Principal Balance
Primary Home		$	%
Investment
Second Home
Total:		$	%

Loan Documentation — Assets

Loan Documentation	Number of Assets	Aggregate Scheduled Principal Balance	Percentage of Assets by Aggregate Scheduled Principal Balance
Full Documentation		$	%
Limited Documentation
No Documentation
Total:		$	%

Prepayment Premium Years — Assets

Prepayment Premium (Years)	Number of Assets	Aggregate Scheduled Principal Balance	Percentage of Assets by Aggregate Scheduled Principal Balance
—		$	%
—
—
—
—
—
—
Total:		$	%

Loan Type — Assets

Loan Type	Number of Assets	Aggregate Scheduled Principal Balance	Percentage of Assets by Aggregate Scheduled Principal Balance
Fully Amortizing		$	%
Balloon
Total:		$	%

Adjustable Rate Assets

Gross Margins of the Adjustable Rate Assets

Range of Gross Margins (%)	Number of Assets	Aggregate Scheduled Principal Balance	Percentage of Adjustable Rate Assets by Aggregate Scheduled Principal Balance
—
—

The weighted average Gross Margin for Adjustable Rate Assets is approximately             %.

Maximum Rates of the Adjustable Rate Assets

Range of Maximum Rates (%)	Number of Assets	Aggregate Scheduled Principal Balance	Percentage of Adjustable Rate Assets by Aggregate Scheduled Principal Balance
—
—

The weighted average Maximum Rate for Adjustable Rate Assets is approximately             %.

Minimum Rates of the Adjustable Rate Assets

Range of Minimum Rates (%)	Number of Assets	Aggregate Scheduled Principal Balance	Percentage of Adjustable Rate Assets by Aggregate Scheduled Principal Balance
—
—

The weighted average Minimum Rate for Adjustable Rate Assets is approximately             %.

Next Adjustment Date of the Adjustable Rate Assets

Next Adjustment Date	Number of Assets	Aggregate Scheduled Principal Balance	Percentage of Adjustable Rate Assets by Aggregate Scheduled Principal Balance
—
—

Initial Periodic Caps of the Adjustable Rate Assets

Initial Periodic Cap (%)	Number of Assets	Aggregate Scheduled Principal Balance	Percentage of Adjustable Rate Assets by Aggregate Scheduled Principal Balance
—
—

The weighted average of the Initial Periodic Caps of the Adjustable Rate Assets is approximately             %.

Subsequent Periodic Caps of the Adjustable Rate Assets

Subsequent Periodic Cap (%)	Number of Assets	Aggregate Scheduled Principal Balance	Percentage of Adjustable Rate Assets by Aggregate Scheduled Principal Balance
—
—

The weighted average of the Subsequent Periodic Caps of the Adjustable Rate Assets is approximately             %.

ADDITIONAL INFORMATION

The description in this prospectus supplement of the Asset Pool and the mortgaged properties or other secured properties is based upon the Asset Pool as constituted at the close of business on the Cut-off Date, as adjusted for Scheduled Monthly Payments due on or before that date. A Current Report on Form 8-K will be filed, together with the Pooling and Servicing Agreement and certain other transaction documents, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Notes. In the event that Assets are removed from or added to the Asset Pool, such removal or addition, to the extent material, will be noted in the Current Report on Form 8-K.

Pursuant to the Pooling and Servicing Agreement, the Trustee will prepare a monthly statement to certificateholders containing certain information regarding the Notes and the Asset Pool. The Trustee may make available each month, to any interested party, the monthly statement to certificateholders via the Trustee’s website. The Trustee’s website will be located at                          and assistance in using the website can be obtained by calling the Trustee’s customer service desk at (            )              -             . Parties that are unable to use the above distribution option are entitled to have a paper copy mailed to them via first class by notifying the Trustee at                          (or for overnight deliveries,                         ), Attention:                         . The Trustee will have the right to change the way such reports are distributed in order to make such distributions more convenient and/or more accessible, and the Trustee will provide timely and adequate notification to such parties regarding any such changes.

UNDERWRITING GUIDELINES

Approximately         % of the Assets have been originated by         , a wholly-owned subsidiary of         . The balance of the Assets were acquired by          in flow or bulk purchases and originated through various correspondent lenders. The Assets acquired by              were originated by the following originators, representing the following percentages of the Assets:                          (approximately         %),                          (approximately         %) and                          (approximately         %).

Assets acquired by          and originated through correspondent lenders have been underwritten generally in accordance with          underwriting guidelines (“         Underwriting Guidelines”), as more specifically described below. Assets originated by other originators have been underwritten generally in accordance with underwriting standards that have been approved by         .         ’s review of the underwriting standards of other originators includes the consideration of credit and other factors to determine that such standards are appropriate for the origination of loans substantially similar to those originated under the          Underwriting Guidelines.

However, with respect to certain of the Assets originated in established Asset programs with correspondent lenders,          may not review individual Assets to determine if each Asset was underwritten in accordance with          Underwriting Guidelines.

         Underwriting Guidelines

The          Underwriting Guidelines are applied to evaluate the prospective borrower’s credit standing and ability to repay the loan obligations as well as to assess the value and adequacy of the prospective mortgaged property as collateral. These standards are applied in accordance with the applicable federal and state laws and regulations.

         Underwriting Guidelines generally comply with the underwriting guidelines of Fannie Mae and Freddie Mac, except that loans may exceed the Fannie Mae and Freddie Mac original principal balance purchase limits. In addition, other loan characteristics such as loan-to-value ratios and income documentation requirements, may differ from stated Fannie Mae or Freddie Mac guidelines, though most generally would comply with characteristics of loans that Fannie Mae or Freddie Mac would acquire from          as a result of negotiated modifications to published underwriting guidelines. The          Underwriting Guidelines are described in greater detail in the accompanying prospectus.

On a case-by-case basis,          may determine that, based upon compensating factors, a prospective borrower warrants an exception from one or more of the underwriting guidelines. Compensating factors may include, but are not limited to, low loan-to-value ratios, low debt-to-income ratios, good credit history, higher FICO scores, higher loan scores, if available, stable employment, financial reserves, and time in residence at the applicant’s current address.

Underwriting Guidelines of Other Originators

[Summary of originators’ underwriting guidelines to be provided if necessary]

THE MASTER SERVICER AND THE SERVICERS

General

The primary servicer of the Assets is              (the “Servicer”).          will service approximately          %,          % and          %, respectively, of the Assets (by Cut-off Date Balance). No other servicer will service more than          % of the Assets (by Cut-off Date Balance).

                     will serve as Master Servicer with respect to the Assets in accordance with the provisions of the Pooling and Servicing Agreement. As Master Servicer,                  will monitor the performance of the Servicers and the Subservicers of the Assets in accordance with the provisions of the underlying Servicing Agreements and the Pooling and Servicing Agreement.                  will not, however, be ultimately responsible for the servicing of the Assets, except to the extent described under “Servicing of the Assets” in this prospectus supplement.

The Servicers will have primary responsibility for servicing the Assets including, but not limited to, all collection, advancing and loan-level reporting obligations, maintenance of custodial and escrow accounts, maintenance of insurance and enforcement of foreclosure proceedings with respect to the Assets and the mortgaged properties or other secured properties, each in accordance with the Pooling and Servicing Agreement or the provisions of the servicing agreement between the Seller and the Servicer (each, a “Servicing Agreement”). Each of the Trustee and the Master Servicer are express third-party beneficiaries under the Servicing Agreements and can enforce the rights of the Seller thereunder. Each of the Trustee and the Master Servicer are parties to the Pooling and Servicing Agreement. See “Servicing of the Assets” in this prospectus supplement.

[Under its related Servicing Agreement,         , as Servicer, may engage one or more subservicers (each, a “Subservicer”) to perform certain servicing duties with respect to the Assets serviced by         .          has entered into subservicing agreements (each, a “Subservicing Agreement”) with each of                  and                     . Although it is expected that the Subservicers will perform most of the servicing functions with respect to the Assets serviced by         ,          will remain liable for the performance of its obligations as Servicer under the Servicing Agreement.]

Under the Pooling and Servicing Agreement, the Master Servicer has the authority to terminate the related Servicer for certain events of default which indicate that either the Servicer is not performing, or is unable to perform, its duties and obligations under the Servicing Agreement. See “Servicing of the Assets” in this prospectus supplement. [Upon termination of          as a Servicer under the related Servicing Agreement, the Subservicing Agreements also will be terminated with respect to the Assets serviced by         .] Notwithstanding anything to the contrary in the prospectus, the Master Servicer will not be ultimately responsible for the performance of the servicing activities by a Servicer, except as described under “Servicing of the Assets” in this prospectus supplement.

The delinquency and loan loss data set forth below for each Servicer represents the historical experience of such Servicer’s servicing portfolio for the periods indicated. The actual delinquency and loss experience of the Asset Pool will be affected by a number of factors, including but not limited to the borrowers’ personal circumstances, including, for example, unemployment or change in employment (or in the case of self-employed borrowers or borrowers relying on commission income, fluctuations in income), marital separation and a borrower’s equity in the related mortgaged property or other secured property. In addition, delinquency and foreclosure experience may be sensitive to adverse economic conditions, either nationally or regionally, may exhibit seasonal variations and may be influenced by the level of interest rates and servicing decisions on the applicable Assets. Regional economic conditions (including declining real estate values) may particularly affect delinquency and foreclosure experience on assets to the extent that mortgaged properties or other secured properties are concentrated in certain geographic areas. In addition, the servicing portfolios described below may include assets that have not been outstanding long enough to have “seasoned” to a point where delinquencies would be fully reflected. In the absence of substantial continuous additions of recently originated assets to an unseasoned portfolio, it is possible that the delinquency and foreclosure percentages experienced could be significantly higher than that indicated in the tables below. Accordingly, there can be no assurance and no representation is made by any Servicer that the delinquency and loss experience of the Asset Pool will be similar to that of the Servicer’s own servicing portfolio, nor is any representation made as to the rate at which losses may be experienced on liquidation of defaulted Assets in the Asset Pool.

[Servicer 1]

The information in the following paragraphs has been provided by                         . None of the Depositor, the Seller, the Trustee, the Master Servicer, the Underwriter[s] or any of their respective affiliates makes any representation as to the accuracy or completeness of this information.

                                         , a                      corporation (“            ”), is a specialty finance company engaged in the business of originating, purchasing, servicing and selling [sub-prime] mortgage loans secured by one- to four-family residences.                  began originating [sub-prime mortgage loans] in                     .

             is approved as a seller/servicer for Fannie Mae and as a non-supervised mortgagee by the U.S. Department of Housing and Urban Development.

Lending Activities and Loan Sales

             currently originates real estate loans through its network of offices and loan origination centers.              also participates in secondary market activities by originating and selling mortgage loans while continuing to service the majority of the loans sold. In other cases             ’s whole loan sale agreements provide for the transfer of servicing rights.

            ’s primary lending activity is funding loans to enable mortgagors to purchase or refinance residential real property, which loans are secured by first or second liens on the related real property.             ’s single-family real estate loans are predominantly “conventional” mortgage loans, meaning that they are not insured by the Federal Housing Administration or partially guaranteed by the U.S. Department of Veterans Affairs.

The following table summarizes             ’s one- to four-family residential mortgage loan origination and sales activity for the periods shown below. Sales activity may include sales of mortgage loans purchased by              from other loan originators.

	Three Months Ended March 31,		Year Ended December 31,
	2002	2003	1999	2000	2002	2002	2003
	(Dollars in Thousands)
Originations and Purchases
Sales

Delinquency and Foreclosure Experience

The following table sets forth the delinquency and loss experience at the dates indicated for [Loans] serviced by                             .

[Servicer 1]

Delinquency and Foreclosure Experience

	At December 31, 200		At December 31, 200		At June 30, 200
	Number/% of Assets	Outstanding Principal Amount (In Millions)	Number/% of Assets	Outstanding Principal Amount (In Millions)	Number/% of Assets	Outstanding Principal Amount (In Millions)
Total Portfolio
Delinquencies*
One Installment delinquent
Percent Delinquent
Two Installments delinquent
Percent Delinquent
Three or more installments delinquent
Percentage Delinquent
In Foreclosure
Percent in Foreclosure
Delinquent and in Foreclosure
Percent Delinquent and in Foreclosure**

*	An Asset is deemed to have “one installment delinquent” if any scheduled payment of principal or interest is delinquent past the end of the month in which such payment was due, “two installments delinquent” if such delinquency persists past the end of the month following the month in which such payment was due, and so forth.

**	The sums of the Percent Delinquent and Percent in Foreclosure set forth in this table may not equal the Percent Delinquent and in Foreclosure due to rounding.

There can be no assurance that the delinquency, foreclosure and loss experience on the Assets will correspond to the delinquency, foreclosure and loss experience set forth in the foregoing tables. In general, during periods in which the residential real estate market is experiencing an overall decline in property values such that the principal balances of the Assets and any secondary financing on the related mortgaged properties or other secured properties become equal to or greater than the value of the related mortgaged properties or other secured properties, rates of delinquencies, foreclosure and losses could be significantly higher than might otherwise be the case. In addition, adverse economic conditions (which may affect real property values) may affect the timely payment by borrowers of monthly payments, and accordingly, the actual rates of delinquencies, foreclosures and losses with respect to the Asset Pool.

[Servicer 2]

The information in the following paragraphs has been provided by                         . None of the Depositor, the Seller, the Trustee, the Master Servicer, the Underwriter[s] or any of their respective affiliates makes any representation as to the accuracy or completeness of this information.

                                , a                      corporation (“            ”), is a specialty finance company engaged in the business of originating, purchasing, servicing and selling [sub-prime] mortgage loans secured by one- to four-family residences.              began originating [sub-prime mortgage loans] in                         .

             is approved as a seller/servicer for Fannie Mae and as a non-supervised mortgagee by the U.S. Department of Housing and Urban Development.

Lending Activities and Loan Sales

             currently originates real estate loans through its network of offices and loan origination centers.              also participates in secondary market activities by originating and selling mortgage loans while continuing to service the majority of the loans sold. In other cases             ’s whole loan sale agreements provide for the transfer of servicing rights.

            ’s primary lending activity is funding loans to enable mortgagors to purchase or refinance residential real property, which loans are secured by first or second liens on the related real property.             ’s single-family real estate loans are predominantly “conventional” mortgage loans, meaning that they are not insured by the Federal Housing Administration or partially guaranteed by the U.S. Department of Veterans Affairs.

The following table summarizes             ’s one- to four-family residential mortgage loan origination and sales activity for the periods shown below. Sales activity may include sales of mortgage loans purchased by              from other loan originators.

	Three Months Ended March 31,		Year Ended December 31,
	2002	2003	1999	2000	2002	2002	2003
	(Dollars in Thousands)
Originations and Purchases
Sales

Delinquency and Foreclosure Experience

The following table sets forth the delinquency and loss experience at the dates indicated for [Loans] serviced by                         .

[Servicer 2]

Delinquency and Foreclosure Experience

	At December 31, 200		At December 31, 200		At June 30, 200
	Number/% of Assets	Outstanding Principal Amount (In Millions)	Number/% of Assets	Outstanding Principal Amount (In Millions)	Number/% of Assets	Outstanding Principal Amount (In Millions)
Total Portfolio
Delinquencies*
One Installment delinquent
Percent Delinquent
Two Installments delinquent
Percent Delinquent
Three or more installments delinquent
Percentage Delinquent
In Foreclosure
Percent in Foreclosure
Delinquent and in Foreclosure
Percent Delinquent and in Foreclosure**

*	An Asset is deemed to have “one installment delinquent” if any scheduled payment of principal or interest is delinquent past the end of the month in which such payment was due, “two installments delinquent” if such delinquency persists past the end of the month following the month in which such payment was due, and so forth.

**	The sums of the Percent Delinquent and Percent in Foreclosure set forth in this table may not equal the Percent Delinquent and in Foreclosure due to rounding.

There can be no assurance that the delinquency, foreclosure and loss experience on the Assets will correspond to the delinquency, foreclosure and loss experience set forth in the foregoing tables. In general, during periods in which the residential real estate market is experiencing an overall decline in property values such that the principal balances of the Assets and any secondary financing on the related mortgaged properties or other secured properties become equal to or greater than the value of the related mortgaged properties or other secured properties, rates of delinquencies, foreclosure and losses could be significantly higher than might otherwise be the case. In addition, adverse economic conditions (which may affect real property values) may affect the timely payment by borrowers of monthly payments, and accordingly, the actual rates of delinquencies, foreclosures and losses with respect to the Asset Pool.

SERVICING OF THE ASSETS

Servicing Compensation and Payment of Expenses

Each Servicer will be entitled to a monthly fee (the “Servicing Fee”) with respect to the related Assets, equal to one-twelfth of         % (the “Servicing Fee Rate”) multiplied by the outstanding balance of each related Asset. Any successors to the Servicers will in all cases receive a fee in an amount equal to, but not greater than, the related Servicing Fee calculated at the related Servicing Fee Rate. As additional servicing compensation, each Servicer is entitled to retain all servicing-related fees, including assumption fees, modification fees, ancillary servicing fees, extension fees, non-sufficient fund fees and late payment charges, [including] [(other than] Prepayment Premiums[)] to the extent collected from the borrowers, together with any interest or other income earned on funds held in the Collection Account, custodial accounts and escrow accounts.

[As compensation for master servicing, the Master Servicer will be entitled to compensation (the “Master Servicing Fee”) equal to the sum of (i) a monthly fee with respect to each Asset, equal to one-twelfth of         % (the “Master Servicing Fee Rate”) multiplied by the Scheduled Principal Balance of the related Asset as of the due date in the prior calendar month]

The Master Servicing Fees and the Servicing Fees are subject to reduction as described below under “—Compensating Interest Payments.” See “Certain Terms of the Pooling and Servicing Agreement and the Indenture—Retained Interest; Servicing Compensation and Payment of Expenses” in the accompanying prospectus for information regarding expenses payable by the Master Servicer and the Servicers. The Master Servicer and the Servicer will be entitled to reimbursement for certain expenses prior to distribution of any amounts to certificateholders. See “Servicing of the Assets—Collection and Other Servicing Procedures” and “—Remittance of Payments on Assets” in the accompanying prospectus.

Compensating Interest Payments

When a borrower prepays an Asset in full or the Asset is liquidated on a date other than the due date, the borrower pays interest on the amount prepaid only from the last Due Date to the date of prepayment, with a resulting reduction in interest payable for the month during which the prepayment is made causing a Prepayment Interest Shortfall. [For any Distribution Date, the related Servicer will be obligated to make a payment with respect to any Prepayment Interest Shortfall in the amount (each such payment, a “Compensating Interest Payment“) equal to the lesser of (i) in the case of the Servicer the applicable Servicing Fee for such date and (ii) any Prepayment Interest Shortfall for such date. For any Distribution Date in which the related Servicer fails to make a Compensating Interest Payment, the Master Servicer will be obligated to make the Compensating Interest Payment to the extent such amount does not exceed its Master Servicing Fee for such Distribution Date.]

Advances

Under the Servicing Agreements, each of the Servicers will be obligated to make advances with respect to delinquent payments of principal and interest on the Assets (other than Balloon Payments) (each, a “Monthly Advance“), delinquent payments of taxes, insurance premiums and other escrowed items (each, a “Servicing Advance“), and foreclosure costs, to the extent that such advances, in its judgment, are reasonably recoverable from future payments and collections, insurance payments or proceeds of liquidation of the related Asset. The Master Servicer will be obligated to make any required Monthly Advance if the related Servicer fails in its obligation to do so, to the extent provided in the Pooling and Servicing Agreement. The Master Servicer and each Servicer, as applicable, will be entitled to recover any advances made by it with respect to an Asset out of late payments thereon or out of related liquidation and insurance proceeds or, if those amounts are insufficient, from collections on other Assets.

The purpose of making Monthly Advances is to ensure continuity in cashflow to the certificateholders, rather than to guarantee or insure against losses. No party will be required to make any Monthly Advances with respect to reductions in the amount of the monthly payments on Assets due to reductions made by a bankruptcy court in the amount of a Scheduled Monthly Payment owed by a borrower or a reduction of the applicable Mortgage Rate by application of the Relief Act, as amended, or comparable state laws .

Collection of Taxes, Assessments and Similar Items

Each of the Servicers will, to the extent required by the related loan documents and permitted by law, maintain custodial escrow accounts for the collection of standard hazard insurance premiums, primary mortgage insurance premiums, if applicable, and real estate taxes and assessments with respect to the related Assets, and will make advances with respect to delinquencies in required escrow payments by the related borrowers to the extent necessary to avoid the loss of a mortgaged property or other secured property due to a tax sale or the foreclosure thereof as a result of a tax lien.

Insurance Coverage

Each Servicer is required to obtain and thereafter maintain in effect a bond, corporate guaranty or similar form of insurance coverage (which may provide blanket coverage), or any combination thereof, insuring against loss occasioned by the errors and omissions of their respective officers and employees.

Evidence as to Servicing Compliance

Each Servicer and the Master Servicer must provide the Trustee or its designee with a copy of its audited financial statements for the year and (and in the case of the Master Servicer, only in the event it is directly servicing any of the Assets as a successor Servicer) a statement from the firm of independent public accountants that prepared the financial statements to the effect that, in preparing these statements, it reviewed the results of the related Servicer’s servicing operations in accordance with the Uniform Single Attestation Program for Mortgage Bankers or other similar audit or attestation program. In addition, each Servicer and the Master Servicer will be required to deliver an officer’s certificate to the effect that the related Servicer and Master Servicer, respectively, has fulfilled its obligations during the preceding fiscal year or identifying any ways in which it has failed to fulfill its obligations during the fiscal year and the steps that have been taken to correct such failure.

THE TRUSTEE

                                          will act as trustee of the trust (the “Trustee”). The mailing address of the trustee’s corporate trust office (the “Corporate Trust Office”) is:

___________________________

___________________________

___________________________

Telephone: (        )          -

The Trustee may resign at any time, in which event the Depositor will be obligated to appoint a successor trustee. The Depositor may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if the Trustee becomes insolvent. In these circumstances, the Depositor will also be obligated to appoint a successor trustee. Any resignation or removal of the Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

The Pooling and Servicing Agreement requires the Trustee to maintain, at its own expense, an office or agency where certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Trustee and the securities registrar in respect of the Certificates pursuant to the Pooling and Servicing Agreement may be served.

THE POOLING AND SERVICING AGREEMENT

General

The Certificates will be issued in accordance with the Pooling and Servicing Agreement among the Depositor, the Master Servicer, the Sellers, the Servicers and the Trustee. Reference is made to the accompanying prospectus for important information in addition to that set forth herein regarding the terms and conditions of the Pooling and Servicing Agreement and the Offered Certificates. In addition to the provisions of the Pooling and Servicing Agreement summarized elsewhere in this prospectus supplement, there is, set forth below, a summary of certain other provisions of the Pooling and Servicing Agreement. See also “Certain Terms of the Pooling and Servicing Agreement and the Indenture” in the accompanying prospectus. This summary of the provisions of the Pooling and Servicing Agreement does not purport to be complete.

Formation of the Trust

On the closing date, the Depositor will create and establish the Trust under the Pooling and Servicing Agreement and will sell, without recourse, the initial Assets to the Trust, and the Trust will issue the Certificates under the terms of the Pooling and Servicing Agreement. [During the Pre-Funding Period, the Depositor may sell to the Trust, without recourse, the Subsequent Mortgage Loans.] The Pooling and Servicing Agreement (without exhibits) will be filed by the Depositor as part of a Current Report on Form 8-K within 15 days after the Closing Date.

The Trust generally will consist of:

•	all of the Depositor’s right, title and interest in the Assets, including the related mortgage notes, mortgages and other related documents, and the Depositor’s right, title and interest in and to all amounts credited to and proceeds of any of the accounts maintained by the servicers with respect to the Assets and the trust accounts related to the Trust;

•	all payments on or collections in respect of the Assets due after the Cut-off Date, together with any proceeds thereof, any related Prepayment Premiums received with respect to the Assets;

•	any mortgaged properties or other secured properties on behalf of the certificateholders by foreclosure or deed in lieu of foreclosure, and any revenues received from the foreclosed properties; and

•	the rights of the Trustee to receive proceeds of the applicable insurance policies and funds, if any, required to be maintained under the terms of the Pooling and Servicing Agreement and the Servicing Agreements, as applicable.

The Offered Certificates will not represent an interest in or an obligation of, nor will the Assets be guaranteed by,             , the Seller, the Depositor, the Servicer, the Master Servicer or the Trustee or any of their affiliates.

Assignment of Assets

On the Closing Date, pursuant to the Pooling and Servicing Agreement, the Assets will be sold, assigned and transferred by the Depositor to the Trustee, together with all principal and interest received with respect to the Assets on and after the Cut-off Date. The Trustee will, concurrently with such assignment, authenticate and deliver the Certificates to the Depositor. Each Asset transferred to the Trust will be identified in a schedule (the “Asset Schedule”) delivered pursuant to the Pooling and Servicing Agreement, which will specify with respect to each Asset, among other things, the original principal balance and the Scheduled Principal Balance as of the close of business on the Cut-off Date, the Mortgage Rate, the Scheduled Monthly Payment, the maturity date, the Seller and the Servicer.

Prior to the conveyance of the Assets to the Trustee, the Servicer’s operations department will complete a review of all of the asset files, including the certificates of title to, or other evidence of a perfected security interest in, the mortgaged properties or other secured properties to check the accuracy of the Asset Schedule delivered to the Trustee.

The Depositor, with respect to the Assets, will represent and warrant only that:

•	the information set forth in the Asset Schedule was true and correct as of the date or dates on which the information was furnished;

•	the Depositor is the owner of, or holder of a first-priority security interest in, each Asset;

•	the Depositor acquired its ownership of, or security interest in, each Asset in good faith without notice of any adverse claim;

•	except for the sale of the Assets to the Trustee, the Depositor has not assigned any interest or participation in any Asset that has not been released; and

•	the Depositor has the full right to sell the trust estate to the Trustee.

As to each Asset, the following documents are generally required to be delivered to the Trustee (or its custodian) in accordance with the Pooling and Servicing Agreement: (1) the related original note endorsed without recourse to the Trustee or in blank or a lost note affidavit to the extent that the original note has been lost, (2) the original mortgage with evidence of recording indicated thereon (or, if such original recorded mortgage has not yet been returned by the recording office, a copy thereof certified to be a true and complete copy of such mortgage sent for recording), (3) an original assignment of the mortgage to the Trustee or in blank in recordable form with respect to all Assets other than Assets registered on the system Mortgage Electronic Registration Systems, Inc. (“MERS”), (4) the policy of title insurance issued with respect to each Asset, and (5) the originals of any assumption, modification, extension or guaranty agreements. Certain of the mortgages or assignments of mortgage with respect to each Asset will have been recorded in the name of an agent on behalf of the holder of the related note. In that case, no assignments of mortgages in favor of the Trustee will be required to be prepared, delivered or recorded. Instead, the related Servicer will be required to take all actions as are necessary to cause the Trustee to be shown as the owner of the related Asset on the records of the agent for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by the agent.

One or more of the documents described above are not available with respect to certain of the Assets. The Depositor will not be obligated to repurchase or substitute for any such defective Asset unless a loss that would otherwise constitute a Realized Loss is incurred with respect to such Asset and such loss resulted from the failure to deliver such documents.

Pursuant to the terms of the Pooling and Servicing Agreement, the Seller has made certain representations and warranties concerning the Assets that generally include representations and warranties similar to those summarized in the prospectus under the heading “Origination and Sale of Assets—Representations and Warranties; Repurchases.” In addition, a Servicer, which may be the Seller, may make representations and warranties concerning the Assets as further described in the prospectus under the heading “Origination and Sale of the Assets—Representations and Warranties; Repurchases.”]

The representations and warranties of the Seller in respect of the Assets generally will have been made as of the date on which the Seller sold the Assets to the Depositor. A substantial period of time may have elapsed between such date and the date of initial issuance of the Certificates. Since the representations and warranties of the Seller do not address events that may occur following the sale of the Assets to the Depositor, the repurchase obligation described below will not arise if, during the period commencing on the date of sale of the Assets, the relevant event occurs that would have given rise to a repurchase obligation had the event occurred prior to sale of the affected Asset. However, the Depositor will not include any Asset in the Trust if anything has come to the Depositor’s attention that would cause it to believe that the representations and warranties of the Seller will not be accurate and complete in all material respects in respect of the related Asset as of the Cut-off Date.

Under the terms of the Pooling and Servicing Agreement and the Sale and Servicing Agreement, as applicable, and subject to [the Seller]’s option to effect a substitution as described in the next paragraph, [the Seller] will be obligated to repurchase any Asset for its Repurchase Price within 90 days after [the Seller]’s discovery, or receipt of written notice from the Trustee or the Servicer, of a breach of any representation or warranty made by [the Seller] in the Sale and Servicing Agreement that materially and adversely affects the Trustee’s interest in any Asset, if the breach has not been cured by the 90th day. The “Repurchase Price” any Asset will be the scheduled principal balance of the Asset at the close of business on the date of repurchase, plus accrued and unpaid interest thereon to the next Due Date for the Asset following the repurchase. Prior to being distributed to certificateholders, the Repurchase Price will be used to reimburse the servicer for any previously unreimbursed advances made by the related Servicer in respect of the repurchased Asset.

In lieu of repurchasing an Asset as specified in the preceding paragraph, during the two-year period following the date of the initial issuance of the Certificates, [the Seller] may, at its option, substitute a Qualified Substitute Asset for any Asset to be replaced. A “Qualified Substitute Asset” is any asset that, on the date of substitution,

•	has an scheduled principal balance not greater than the scheduled principal balance of the replaced Asset;

•	has an asset rate not less than, and not more than two percentage point in excess of, the asset rate of the replaced Asset;

•	has a remaining term to maturity not greater than, and not more than one year less than, that of the replaced Asset;

•	complies with the asset representations and warranties in the Sale and Servicing Agreement;

•	is of the same type as the replaced Asset;

•	has a Gross Margin not less than that of the replaced Asset;

•	has the same Index as the replaced Asset;

•	has a FICO score not less than that of the replaced Asset;

•	has a Loan-to-Value Ratio not greater than that of the replaced Asset;

•	has a Prepayment Premium with a term and an amount at least equal to the Prepayment Premium of the replaced Asset; and

•	has a credit grade not lower in quality than that of the replaced Asset.

In the event that more than one asset is substituted for a replaced Asset, the scheduled principal balances may be determined on an aggregate basis and the asset rate, net rate and term may be determined on a weighted average basis, provided that no Qualified Substitute Asset may have an original term to maturity beyond the latest original term to maturity of any Asset assigned to the Trust on the closing date. A Qualified Substitute Asset also shall satisfy the following criteria as of the date of its substitution for a replaced Asset:

•	the asset shall not be 30 or more days delinquent,

•	the asset file for such asset shall not contain any material deficiencies in documentation, and shall include an executed note, as applicable, and, a recorded mortgage or certificate of title;

•	no property securing such asset may be the subject of foreclosure, bankruptcy, or insolvency proceedings; and

•	such asset must be secured by a valid first lien on the related mortgaged property or other secured property.

[The Seller] will deposit cash into the Payment Account in the amount, if any, by which the aggregate of the scheduled principal balances of any replaced Assets exceeds the aggregate of the scheduled principal balances of the related Qualified Substitute Assets. Also, if it is discovered that the actual Scheduled Principal Balance of an Asset is less than the Scheduled Principal Balance identified for such Asset on the Asset Schedule, [the Seller] may, at its option, deposit the amount of the discrepancy into the Payment Account instead of repurchasing the Asset. All of such deposits will be treated as a partial principal prepayment on the Assets.

To the extent that any Asset as to which a representation or warranty has been breached is not repurchased by the Seller and a Realized Loss occurs with respect to such Asset, holders of Offered Certificates, in particular the Offered Subordinate Certificates, may incur a loss.

In addition, [the Seller] is required to indemnify the Depositor and its assignees, including the Trust, against losses and damages they incur as a result of breaches of [the Seller]’s representations and warranties. [The Seller]’s obligation to repurchase or substitute for an Asset affected by a breach of a representation or warranty and to indemnify the Depositor and its assignees for losses and damages caused by a breach constitute the sole remedies available to the Trustee and the certificateholders for a breach of a representation or warranty under the Pooling and Servicing Agreement or the Sale and Servicing Agreement with respect to the Assets.

[Conveyance of Subsequent Assets and Pre-Funding Account

A Pre-Funding Account will be established by the Trustee and funded by the Depositor on the Closing Date to provide the Trust with funds to purchase subsequent Assets (the “Subsequent Assets”). The Subsequent Assets will be purchased by the Trust during the Pre-Funding Period, which will begin on the Closing Date and end on                      ,             . The Pre-Funded Amount will initially equal the difference between the aggregate Certificate Principal Amount of the Offered Certificates on the Closing Date and the aggregate Scheduled Principal Balance of the initial Assets as of the Cut-off Date. In the event that the Trust is unable to acquire sufficient qualifying Assets by             , any amounts remaining in the Pre-Funding Account will be applied as a partial principal prepayment to certificateholders entitled to the payment on the first Distribution Date. The Pre-Funding Account will be part of the Trust but not part of any REMIC. Any investment income earned on amounts on deposit in the Pre-Funding Account will be paid to FBR Securitization, Inc. and will not be available for distribution to certificateholders.

Under the Pooling and Servicing Agreement, the Trust will be obligated to purchase Subsequent Assets from FBR Securitization, Inc. during the Pre-Funding Period, if available. Subsequent Assets will be transferred to the Trust pursuant to subsequent Sale and Servicing Agreements between the Depositor and the Trust. Each Subsequent Asset will have been underwritten in accordance with             ’s standard underwriting criteria. In connection with the purchase of Subsequent Assets, the Trust will be required to pay to the Depositor from amounts on deposit in the Pre-Funding Account a cash purchase price of 100% of the Scheduled Principal Balance of the Subsequent Assets as of the related Cut-off Date. Any conveyance of Subsequent Assets must satisfy conditions including, but not limited to:

•	each Subsequent Asset must satisfy the representations and warranties specified in the related subsequent transfer agreement and the Pooling and Servicing Agreement;

•	the Depositor will not select Subsequent Assets in a manner that it believes is adverse to the interests of the certificateholders;

•	each Subsequent Asset must not be 30 or more days delinquent as of its Cut-off Date;

•	as a result of the purchase of the Subsequent Assets, the Certificates will not receive from or a lower credit rating than the rating assigned at the initial issuance of the Certificates; and

•	an independent accountant will provide a letter confirming that the characteristics of the Subsequent Assets conform to the characteristics of the Assets described in this prospectus supplement.

Following the end of the Pre-Funding Period, the Asset Pool must satisfy the following criteria:

•	the weighted average asset rate must not be less than % or more than %;

•	the weighted average remaining term to stated maturity must not be less than months or more than months;

•	the weighted average Loan-to-Value Ratio must not be greater than %; and

•	not more than %, % and % of the Assets located in , , or any other individual state, respectively.

Information regarding Subsequent Assets comparable to the disclosure regarding the initial Assets provided in this prospectus supplement will be filed on a Current Report on Form 8-K with the SEC within 15 days following the end of the Pre-Funding Period.]

Optional Termination

The Master Servicer may terminate the Trust by purchasing all Assets and REO properties remaining in the Trust on any Distribution Date (any such event, an “Optional Termination”) occurring on or after the Distribution Date on which the Pool Scheduled Principal Balance is less than 10% of the sum of the aggregate Cut-off Date Balance of the Assets. The Trust also may be terminated and the Certificates retired on any Distribution Date upon the Servicer’s determination, based on an opinion of counsel, that the REMIC status of any REMIC has been lost or that a substantial risk exists that this status will be lost for the then current taxable year. See “Description of the Securities—Optional Redemption or Termination” in the accompanying prospectus.

In the event that the option is exercised, the repurchase will be made at a price generally equal to the outstanding principal balance of each Asset and, with respect to REO property, the lesser of the appraised value of each REO property and the principal balance of the related Asset plus accrued and unpaid interest at the related asset rate up to and including the first day of the month in which the termination price is paid, plus the amount of any unreimbursed servicing-related advances made by the Servicer or the Master Servicer in respect of such Asset and any and all amounts owing to the Servicer, the Trustee and the Master Servicer. Proceeds from the repurchase will be included in the Available Distribution Amount and will be distributed to the certificateholders in accordance with the Pooling and Servicing Agreement.

Any repurchase of the Assets and REO properties in accordance with the preceding paragraph will result in the early retirement of any outstanding Certificates.

Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed, to the extent of available funds, to the certificateholders on the final distribution date the amounts due them in accordance with the Pooling and Servicing Agreement. The amount remaining on deposit in the Payment Account, other than amounts retained to meet claims, after all required distributions have been made to the holders of the Offered Certificates and the Class X certificates will be paid to the Class R certificateholders pro rata, based upon the holders’ respective percentage interests, in accordance with the provisions of the Pooling and Servicing Agreement.

Optional Purchase of Assets

The holders of the Class          Certificates may purchase from the Trust any Asset on any Distribution Date (the “Optional Purchase Date”) occurring on or after the date on which such Asset becomes 90 or more days delinquent. In the event that the Class          certificateholders do not exercise the option to purchase such delinquent Asset, the Master Servicer may purchase such Asset from the Trust on the Optional Purchase Date.

In the event that the option is exercised, the purchase will be made at a price generally equal to the outstanding principal balance of such Asset plus accrued and unpaid interest at the related asset rate up to and including the first day of the month in which the purchase price is paid, plus the amount of any unreimbursed servicing-related advances made by the Servicer or the Master Servicer in respect of such Asset. Proceeds from the purchase will be included in the Available Distribution Amount and will be distributed to certificateholders in accordance with the Pooling and Servicing Agreement.

Voting Rights

The voting rights of the trust will be allocated [0.5]% to the Class R Certificates, [0.75]% to the Class X Certificates, [0.75]% to the Class A-IO Certificates and [98]% to the other Certificates in proportion to their respective Certificate Principal Amounts.

Amendment

The Pooling and Servicing Agreement may be amended by the Depositor, the Seller, the Master Servicer and the Trustee without the consent of the holders of the Certificates, for any of the purposes set forth under “Certain Terms of the Pooling and Servicing Agreement and the Indenture—Amendment” in the accompanying prospectus. In addition, the Pooling and Servicing Agreement may be amended by the Depositor, the Seller, the Master Servicer and the Trustee, with the consent of the holders of a majority in interest of each Class of affected Certificates, for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the Pooling and Servicing Agreement or of modifying in any manner the rights of the holders of any Class of Certificates. However, in no event may any amendment without the consent of all of the certificateholders:

•	reduce in any manner the amount of, or delay the timing of, distributions required to be made on any Class of Offered Certificates without the consent of the holders of all the affected Certificates;

•	alter the obligations of the Servicer, the Master Servicer or the Trustee (in its capacity as successor Master Servicer) to make an advance or alter the servicing standards set forth in the Pooling and Servicing Agreement.

•	affect adversely in any material respect the interests of the holders of any Class of Offered Certificates in a manner other than as described in the clause above, without the consent of the holders of that Class evidencing percentage interests aggregating at least 66%; or

•	reduce the aforesaid percentages of the aggregate outstanding principal amounts of the Offered Certificates, the holders of which are required to consent to any such amendment, without the consent of the holders of all those Certificates.

Notwithstanding anything to the contrary contained herein, no amendment shall be granted if it would jeopardize the status of any REMIC created under the Pooling and Servicing Agreement or cause any tax to be imposed on any REMIC created under the Pooling and Servicing Agreement.

Master Servicer Events of Default

An event of default with respect to the Master Servicer will consist, among other things, of:

•	any failure by the Master Servicer to make an advance and any other failure by the Master Servicer to deposit in the Payment Account the required amounts or to remit to the Trustee any payment which continues unremedied for one business day following written notice to the Master Servicer; or

•	any failure by the Master Servicer to observe or perform in any material respect any other of its covenants or agreements in the Pooling and Servicing Agreement, which continues unremedied for 30 days after the earlier of the (i) date on which written notice of the failure is given to the Master Servicer and (ii) actual knowledge of such failure by a servicing officer of the Master Servicer; or

•	insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, and certain actions by or on behalf of the Master Servicer indicating its insolvency or inability to pay its obligations.

Rights Upon Event of Default

So long as an event of default under the Pooling and Servicing Agreement remains unremedied, the Depositor or the Trustee may (and, pursuant to the Pooling and Servicing Agreement, if so directed by holders of Certificates evidencing at least 51% of the voting rights, shall) terminate all of the rights and obligations of the Master Servicer in its capacity as master servicer of the Assets, as provided in the Pooling and Servicing Agreement. If this occurs, the Trustee will succeed to, or appoint a successor to succeed to, all of the responsibilities and duties of the master servicer under the Pooling and Servicing Agreement, including the obligation to make advances.

No assurance can be given that termination of the rights and obligations of the Master Servicer under the Pooling and Servicing Agreement would not adversely affect the servicing of the Assets, including the loss and delinquency experience of the Assets.

No certificateholder, solely by virtue of its status as a holder of a Certificate, will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect to termination of the Master Servicer, unless the holder previously has given to the Trustee written notice of the Master Servicer’s default and certificateholders having not less than 51% of the voting rights agree to the termination and have offered an indemnity reasonably acceptable to the Trustee.

Reports to Certificateholders

The Trustee will furnish the certificateholders with a monthly statement (based on information received from the Master Servicer) generally containing information with respect to principal and interest distributions on the certificates and Realized Losses on the Assets. Any financial information contained in these reports will not have been examined or reported upon by an independent public accountant. Copies of the monthly statements and any annual reports prepared by a Servicer evidencing the status of its compliance with the provisions of a Pooling and Servicing Agreement and Servicing Agreement will be furnished to related certificateholders upon request addressed to the Trustee.

The monthly statement for a distribution date will identify, among other things, the following items:

•	the amount thereof allocable to principal, separately identifying the aggregate amount of any Principal Prepayments and Liquidation Proceeds included therein;

•	the amount thereof allocable to interest, any accrued and unpaid Interest Distribution Shortfall Amounts included in such distribution and any remaining unpaid Interest Distribution Shortfall Amounts after giving effect to such distribution;

•	if the distribution to the holders of such Class of Certificates is less than the full amount that would be distributable to such holders if there were sufficient funds available therefor, the amount of the shortfall and the allocation thereof as between principal and interest;

•	the Class Principal Amount of each Class of Certificates after giving effect to the distribution of principal on such Distribution Date;

•	the Pool Scheduled Principal Balance for the following Distribution Date;

•	the Senior Percentage and Subordinate Percentage for the following Distribution Date;

•	the amount of the Servicing Fees paid to or retained by each Servicer with respect to such Distribution Date, and the amount of Master Servicing Fees paid to or retained by the Master Servicer with respect to such Distribution Date;

•	the Pass-Through Rate and Adjusted Pass-Through Rate for each Class of Certificates with respect to such Distribution Date;

•	the amount of Monthly Advances included in the distribution on such Distribution Date and the aggregate amount of Monthly Advances outstanding as of the close of business on such Distribution Date;

•	the number and aggregate principal amounts of Assets (A) delinquent (exclusive of Assets in foreclosure) (1) 1 to 30 days (2) 31 to 60 days (3) 61 to 90 days and (4) 91 or more days and (B) in foreclosure and delinquent (1) 1 to 30 days (2) 31 to 60 days (3) 61 to 90 days and (4) 91 or more days, as of the close of business on the last day of the calendar month preceding such Distribution Date;

•	with respect to any Asset that became an REO property during the preceding calendar month, the loan number and Scheduled Principal Balance of such Asset as of the close of business on the Determination Date preceding such Distribution Date and the date of acquisition thereof;

•	the total number and principal balance of any REO properties (and market value, if available) as of the close of business on the Determination Date preceding such Distribution Date;

•	the Senior Prepayment Percentage for the following Distribution Date;

•	the aggregate amount of Realized Losses incurred during the preceding calendar month;

•	the special hazard loss coverage amount, the fraud loss coverage amount and the bankruptcy loss coverage amount, in each case as of the related Distribution Date; and

•	[the Pre-Funded Amount, if any, in the Pre-Funding Account on the related Distribution Date, the amount of funds, if any, used to purchase Subsequent Assets during the Pre-Funding Period and the amount of funds, if any allocated as a prepayment of principal at the end of the Pre-Funding Period,] and

•	any other information required to be provided to certificateholders by the REMIC provisions.

MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

One or more elections will be made to treat designated portions of the Trust (exclusive of the Pre-Funding Account) as one or more real estate mortgage investment conduits (each, a “REMIC”) for federal income tax purposes. Upon the issuance of the Offered Certificates, Hunton & Williams LLP, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Pooling and Servicing Agreement, for federal income tax purposes, each REMIC elected by the Trust will qualify as a REMIC under Section 860A through 860G of the Internal Revenue Code of 1986, as amended (the “Code”).

For federal income tax purposes, (i) the Class R Certificates will consist of components, each of which will represent the sole class of “residual interests” in each REMIC elected by the Trust and (ii) the Offered Certificates will represent the “regular interests” in, and generally will be treated as debt instruments of, a REMIC. See “Material Federal Income Tax Consequences—REMIC Certificates” in the prospectus.

For federal income tax purposes the Class [A-IO] Certificates will, and the remaining classes of Offered Certificates may, be treated as having been issued with original issue discount. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, premium and market discount, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the Assets will prepay at a rate equal to             % of the Prepayment Assumption. No representation is made that the Assets will prepay at such rate or at any other rate. See “Prepayment, Yield and Weighted Average Life Considerations” in this prospectus supplement. A beneficial owner of an Offered Certificate must include any original issue discount with respect to such Certificate in income as it accrues on a constant yield method, regardless of whether the beneficial owner receives currently any cash attributable to such original issue discount. See “Material Federal Income Tax Consequences—REMIC Certificates—Original Issue Discount” in the prospectus.

The Internal Revenue Service (the “IRS”) has issued regulations (the “OID Regulations”) under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Purchasers of the Offered Certificates should be aware that the OID Regulations do not adequately address certain issues relevant to, or are not applicable to, prepayable securities such as the Offered Certificates. [In addition, there is considerable uncertainty concerning the application of the OID Regulations to REMIC Regular Certificates that provide for payments based on an adjustable rate such as the Class              Certificates.] Because of the uncertainty concerning the application of Section 1272(a)(6) of the Code to such Certificates [and because the rules of the OID Regulations relating to debt instruments having an adjustable rate of interest are limited in their application in ways that could preclude their application to such Certificates even in the absence of Section 1272(a)(6) of the Code], the IRS could assert that the Offered Certificates should be treated as issued with original issue discount or should be governed by the rules applicable to debt instruments having contingent payments or by some other method not yet set forth in regulations. Prospective purchasers of the Offered Certificates are advised to consult their tax advisors concerning the tax treatment of such Certificates.

[It appears that a reasonable method of reporting original issue discount with respect to the Offered Certificates, if such Certificates are required to be treated as issued with original issue discount, generally would be to report income with respect to such Certificates as original issue discount for each period by computing such original issue discount (i) by assuming that the value of the applicable index will remain constant for purposes of determining the original yield to maturity of, and projecting future distributions on such Certificates, thereby treating such Certificates as fixed rate instruments to which the original issue discount computation rules described in the Prospectus can be applied, and (ii) by accounting for any positive or negative variation in the actual value of the applicable index in any period from its assumed value as a current adjustment to original discount with respect to such period.] See “Material Federal Income Tax Consequences—REMIC Certificates—Original Issue Discount” in the prospectus.

Certain of the Certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of a Certificate will be treated as holding such Certificate with amortizable bond premium will depend on such certificateholder’s purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such certificateholder. Holders of such Certificates should consult with their own tax advisors regarding the possibility of making an election to amortize such premium. See “Material Federal Income Tax Consequences—REMIC Certificates” in the prospectus.

The Offered Certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code and “real estate assets” under Section 856(c)(4)(A) of the Code, generally in the same proportion that the assets in the Trust would be so treated. In addition, interest on the Offered Certificates will be treated as “interest on obligations secured by mortgages on real estate assets” under Section 856(c)(3)(B) of the Code generally to the extent the assets are treated as “real estate assets” under Section 856(c)(4)(A) of the Code. The Offered Certificates will also be treated as “qualified mortgages” under Section 860G(a)(3) of the Code. See “Material Federal Income Tax Consequences—REMIC Certificates” in the prospectus.

It is not anticipated that the Trust will engage in any transactions that would subject it to the prohibited transactions tax as defined in section 860F(a)(2) of the Code, the prohibited contributions tax as defined in section 860G(d) of the Code or the tax on net income from foreclosure property as defined in section 860G(c) of the Code. However, in the event that any tax is imposed on the Trust the tax will be borne (i) by the Trustee, if the Trustee has breached its obligations with respect to REMIC compliance under the agreement, (ii) by the Master Servicer, the Servicer or any subservicer, if the Master Servicer, the Servicer or any subservicer, respectively, has breached its obligations with respect to REMIC compliance under the agreement, and (iii) otherwise by the Trust with a resulting reduction in amounts otherwise distributable to holders of the Certificates. See “Federal Income Tax Consequences— REMIC Certificates—REMIC Level Taxes” in the Prospectus.

For further information regarding the federal income tax consequences of investing in the Offered Certificates, see “Material Federal Income Tax Consequences—REMIC Certificates” in the prospectus.

LEGAL INVESTMENT CONSIDERATIONS

Upon the termination of the Pre-Funding Period, the Offered Certificates (other than the Class          Certificates) will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (“SMMEA”) for so long as they are rated in one of the two highest rating categories by one or more nationally recognized statistical rating agencies, and, as such, are legal investments for certain entities to the extent provided in SMMEA. Such investments, however, will be subject to general regulatory considerations governing investment practices under state and federal laws.

Moreover, institutions whose investment activities are subject to review by certain regulatory authorities may be or may become subject to restrictions, which may be retroactively imposed by such regulatory authorities, on the investment by such institutions in certain mortgage related securities. In addition, several states have adopted or may adopt regulations that prohibit certain state-chartered institutions from purchasing or holding similar types of securities.

Accordingly, investors should consult their own legal advisors to determine whether and to what extent the Offered Certificates may be purchased by such investors. See “Legal Investment Considerations” in the prospectus.

ERISA CONSIDERATIONS

The underwritten certificates generally are eligible for relief under an individual exemption issued to [                    ], Prohibited Transaction Exemption [            ], as most recently amended and restated by Prohibited Transaction Exemption 2002-41, 67 Fed. Reg. 54487 (August 22, 2002) (the “Exemption”), and generally may be purchased by an employee benefit plan or other retirement arrangement (as more fully described in the Prospectus) that is subject to the Employment Retirement Income Security Act of 1974, as amended (“ERISA”) or Section 4975 of the Code (collectively, a “Plan”) and that is an “accredited investor” within the meaning of Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933, or by a person investing on behalf of or with plan assets of such a plan or arrangement subject to the conditions discussed in the Prospectus. A fiduciary of any employee benefit plan or other retirement arrangement subject to ERISA, or the Code, should carefully review with its legal advisors whether the purchase or holding of underwritten certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or the Code. See “ERISA Considerations” in the accompanying Prospectus for a description of the requirements for relief under the Exemption.

The rating of an Offered Certificate may change. If the rating of a class of Offered Certificates declines below the lowest permitted rating, Certificates of that class may no longer be purchased by or sold to a Plan (although a Plan that had purchased a Certificate of that class when the Certificate had a permitted rating would not be required to dispose of it).

USE OF PROCEEDS

The Depositor will sell the initial Assets to the Trust concurrently with the delivery of the Offered Certificates. The net proceeds from the sale of the Offered Certificates less the original Pre-Funded Amount will represent, together with the Certificates not offered hereby, certain of which may be retained by the Depositor or its affiliates, the purchase price to be paid by the Trust to the Depositor for the initial Assets. The Depositor will apply a portion of the proceeds from the sale of the Certificates to repay the financing used to purchase the Assets.

UNDERWRITING

Subject to the terms and conditions set forth in the underwriting agreement and in a terms agreement (collectively, the “Underwriting Agreement”) between the Depositor and                      (the “Underwriter[s]”), the Depositor has agreed to sell to the Underwriter[s] named below the following principal amounts or notional principal amounts of Offered Certificates.

Class	[Underwriter]	[Underwriter]
[A-1]
[A-2]
[M-1]
[M-2]
[B-1]
[B-2]

The Depositor intends initially to retain a portion of the Class              Certificates but may offer such Certificates for sale from time to time in the future.

The distribution of the Offered Certificates by the Underwriter[s] will be effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. The Underwriter[s] may effect such transactions by selling the Offered Certificates to or through dealers, and such dealers may receive from the Underwriter, for whom they act as agent, compensation in the form of underwriting discounts, concessions or commissions. The Underwriter[s] and any dealers that participate with the Underwriter[s] in the distribution of the Certificates may be deemed to be an underwriter, and any discounts, commissions or concessions received by them, and any profit on the resale of the Certificates purchased by them, may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the “Act”). The Underwriting Agreement provides that the Depositor will indemnify the Underwriter[s] against certain civil liabilities, including liabilities under the Act.

Expenses incurred by the Depositor in connection with this offering are expected to be approximately $            .

                     has entered into an agreement with the Depositor to purchase the Class P, Class X and Class R Certificates simultaneously with the purchase of the Offered Certificates, subject to certain conditions.

After the initial distribution of the Offered Certificates by the Underwriter[s], the prospectus and prospectus supplement may be used by the Underwriter[s] in connection with market making transactions in the Offered Certificates. The Underwriter[s] may act as principal or agent in such transactions. Such transactions will be at prices related to prevailing market prices at the time of sale.

LEGAL MATTERS

Certain legal matters with respect to the Certificates will be passed upon for the Depositor and for the Underwriter[s] by Hunton & Williams LLP.

RATINGS

It is a condition to the issuance of the Offered Certificates that they receive ratings as set forth on page S-6.

A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision, withdrawal or qualification at any time by the assigning rating agency. A securities rating addresses the likelihood of receipt by holders of Offered Certificates of distributions in the amount of scheduled payments on the Assets. The rating takes into consideration the characteristics of the Assets and the structural and legal aspects associated with the Offered Certificates. The ratings on the Offered Certificates do not represent any assessment of the likelihood or rate of principal prepayments. The ratings do not address the possibility that holders of Offered Certificates might suffer a lower than anticipated yield due to prepayments.

In addition, the ratings on the Class A-IO Certificates do not address whether investors in those Certificates will fail to recoup their initial investment due to a faster than anticipated rate of prepayments.

The ratings assigned to the Offered Certificates should be evaluated independently from similar ratings on other types of securities.

The Depositor has not requested a rating of the Offered Certificates by any rating agency other than [Moody’s Investors Service, Inc.][Standard & Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc.][Fitch, Inc.]; there can be no assurance, however, as to whether any other rating agency will rate the Offered Certificates or, if it does, what rating would be assigned by such other rating agency. The rating assigned by such other rating agency to the Offered Certificates could be lower than the respective ratings assigned by the above-named rating agencies.

Index of Principal Terms

Defined Term	Page
Underwriting Guidelines	S-53
80+ LTV Loans	S-42
Accrual Period	S-20
Act	S-75
Adjustable Rate Assets	S-41
Adjustment Date	S-43
Applicable Credit Support Percentage	S-25
Applied Loss Amount	S-30
Asset Pool	S-16
Asset Schedule	S-63
Assets	S-16
Available Distribution Amount	S-19
Balloon Loans	S-43
Balloon Payments	S-43
Beneficial Owner	S-18
Book-Entry Certificates	S-17
Business Day	S-17
Calculation Agent	S-21
Certificate Principal Amount	S-17
Certificates	S-16
Class A Certificates	S-16
Class B-1 Principal Distribution Amount	S-26
Class B-2 Principal Distribution Amount	S-26
Class M-1 Principal Distribution Amount	S-26
Class M-2 Principal Distribution Amount	S-26
Class Notional Principal Amount	S-16
Class Principal Amount	S-16
Class Subordination Percentage	S-25
Code	S-72
Collection Account	S-18
Compensating Interest Payment	S-60
Corporate Trust Office	S-61
Cross-over Date	S-28
Current Interest	S-20
Current Overcollateralization Amount	S-28
Custodial Account	S-18
Cut-off Date	S-41
Cut-off Date Balance	S-41
Definitive Certificate	S-18
Depositor	S-16
Distribution Date	S-17
DTC	S-17
Due Period	S-21
ERISA	S-74
Excess Loss	S-24
Exemption	S-74
Final Scheduled Distribution Date	S-31
Fixed Rate Assets	S-41
Fixed Rate Certificates	S-17
Floating Rate Certificates	S-17
Formula Principal Amount	S-23
Gross Margin	S-43
Index	S-44
Initial Cap	S-43
Interest Distribution Amount	S-20
Interest Distribution Shortfall Amount	S-21
IRS	S-72
LIBOR	S-21
LIBOR Determination Date	S-21
Liquidated Asset	S-30
Loan-to-Value Ratio	S-42
Master Servicing Fee	S-60
Master Servicing Fee Rate	S-60
Maximum Rate	S-43
MERS	S-63
Minimum Rate	S-43
Modeling Assumptions	S-36
Monthly Advance	S-60
Monthly Excess Cashflow	S-31
Net Liquidation Proceeds	S-29
Net Prepayment Interest Shortfalls	S-20
Offered Certificates	S-16
Offered Subordinate Certificates	S-16
OID Regulations	S-72
Optional Purchase Date	S-67
Optional Termination	S-67
Original Subordinate Principal Balance	S-25
Overcollateralization Build Amount	S-28
Pass-Through Rate	S-20
Penalty Period	S-43
Periodic Cap	S-43
Pool Scheduled Principal Balance	S-29
Pooling and Servicing Agreement	S-16
Prepayment Assumption	S-36

Index of Principal Terms

Defined Term	Page
Prepayment Interest Shortfall	S-20
Prepayment Premium	S-43
Qualified Substitute Asset	S-64
Realized Loss	S-29
Record Date	S-17
Relief Act Reduction	S-20
REMIC	S-72
Residual Certificate	S-16
Scheduled Monthly Payment	S-41
Scheduled Principal Balance	S-41
Seller	S-16
Senior Certificates	S-16
Senior Percentage	S-23
Senior Prepayment Percentage	S-23
Senior Principal Distribution Amount	S-23
Senior Step Down Conditions	S-24
Servicer	S-16
Servicer Remittance Date	S-18
Servicing Advance	S-60
Servicing Agreement	S-55
Servicing Fee	S-60
Servicing Fee Rate	S-60
Six-Month LIBOR Index	S-44
SMMEA	S-74
Subordinate Certificates	S-16
Subordinate Percentage	S-24
Subordinate Prepayment Percentage	S-26
Subordinate Principal Distribution Amount	S-26
Subsequent Assets	S-66
Subservicer	S-55
Subservicing Agreement	S-55
Target Overcollateralization Amount	S-28
Trust	S-16
Trust Fund	S-16
Trustee	S-61
Underwriter[s]	S-75
Underwriting Agreement	S-75